                                                                     EXHIBIT 2.2


                           STOCK PURCHASE AGREEMENT

                           dated as of April 17, 1998

                                     among

                                   MEPC PLC,
                    MEPC NORTH AMERICAN PROPERTIES LIMITED,
                        U.K.-AMERICAN HOLDINGS LIMITED,
                                    Sellers

                                      and

                            GGP LIMITED PARTNERSHIP
                                     Buyer


                       relating to the purchase and sale

                                       of

                            100% OF THE COMMON STOCK

                                       of

                          MEPC AMERICAN HOLDINGS INC.,
                       CALEDONIAN HOLDING COMPANY, INC.,

                                      and

                         U.K.-AMERICAN PROPERTIES, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                    ARTICLE 1 DEFINITIONS AND INTERPRETATION
                    ----------------------------------------
Section 1.01.  Definitions                                                    1
                                                                              -
Section 1.02.  Interpretation                                              8
                                                                           -

               ARTICLE 2 Purchase and Sale
               ---------------------------
Section 2.01.  Purchase and Sale                                           9
                                                                           -
Section 2.02.  Base Balance Sheet                                          9
                                                                           -
Section 2.03.  Closing                                                     9
                                                                           -
Section 2.04.  Closing Balance Sheet                                       10
                                                                           --
Section 2.05.  Adjustment to Preliminary Purchase Price                    12

                                                                           --
Section 2.06.  Deposit                                                     13
                                                                           --
Section 2.07.  Cost to Completion Adjustments                              14
                                                                           --

               ARTICLE 3 Representations and Warranties of the Sellers
               -------------------------------------------------------
Section 3.01.  Corporate Existence and Power                               16
                                                                           --
Section 3.02.  Corporate Authorization                                     17
                                                                           --
Section 3.03.  Governmental Authorization                                  17
                                                                           --
Section 3.04.  Noncontravention                                            17
                                                                           --
Section 3.05.  Capitalization                                              17
                                                                           --
Section 3.06.  Subsidiaries                                                18
                                                                           --
Section 3.07.  Financial Statements                                        19
                                                                           --
Section 3.08.  Absence of Certain Changes                                  20
                                                                           --
Section 3.09.  Intercompany Accounts                                       21
                                                                           --
Section 3.10.  Properties                                                  21
                                                                           --
Section 3.11.  Other Material Contracts                                    24
                                                                           --
Section 3.12.  Litigation                                                  27
                                                                           --
Section 3.13.  Insurance Coverage                                          27
                                                                           --
Section 3.14.  Brokers and Finders                                         27
                                                                           --
Section 3.15.  Employees                                                   27
                                                                           --
Section 3.16.  Employee Benefit Plans                                      27
                                                                           --
Section 3.17.  Environmental Matters                                       29
                                                                           --
Section 3.18.  Compliance with Laws and Court Orders                       30
                                                                           --
Section 3.19.  Rent Roll                                                   30
                                                                           --
Section 3.20.  Disclosure Schedules                                        30
                                                                           --

                ARTICLE 4 Representations and Warranties of Buyer
                -------------------------------------------------
Section 4.01.  Existence and Power                                         31
                                                                           --
Section 4.02.  Authorization                                               31
                                                                           --
Section 4.03.  Governmental Authorization                                  31
                                                                           --
Section 4.04.  Noncontravention                                            31
                                                                           --
Section 4.05.  Financing                                                   31
                                                                           --
Section 4.06.  Purchase for Investment                                     32
                                                                           --
Section 4.07.  Litigation                                                  32
                                                                           --
Section 4.08.  Brokers and Finders                                         32
                                                                           --
Section 4.09.  Inspections; No Other Representations                       32
                                                                           --

                       ARTICLE 5 Covenants of the Sellers
                       ----------------------------------
Section 5.01.  Conduct of the Company Group                                33
                                                                           --
Section 5.02.  Tenant Leases                                               35
                                                                           --
Section 5.03.  Access to Properties and Information; Confidentiality       35
                                                                           --
Section 5.04.  Notices of Certain Events                                   36
                                                                           --
Section 5.05.  Restructuring                                               37
                                                                           --
Section 5.06.  Resignations                                                37
                                                                           --
Section 5.07.  Estoppel Certificates                                       37
                                                                           --
Section 5.08.  Title Insurance and Surveys                                 37
                                                                           --
Section 5.09.  Certain Accounts and Agreements                             38
                                                                           --

                          ARTICLE 6 Covenants of Buyer
                          ----------------------------
Section 6.01.  Confidentiality                                             38
                                                                           --
Section 6.02.  Access                                                      39
                                                                           --
Section 6.03.  Trademarks; Tradenames                                      39
                                                                           --

                    ARTICLE 7 Covenants of Buyer and Seller
                    ---------------------------------------
Section 7.01.  Commercially Reasonable Efforts; Further Assurances         39
                                                                           --
Section 7.02.  Certain Filings                                             40
                                                                           --
Section 7.03.  Public Announcements                                        40
                                                                           --
Section 7.04.  Brokers                                                     40
                                                                           --

                             ARTICLE 8 Tax Matters
                             ---------------------
Section 8.01.  Tax Definitions                                             41
                                                                           --
Section 8.02.  Tax Representations                                         42
                                                                           --
Section 8.03.  Tax Covenants                                               43
                                                                           --
Section 8.04.  Termination of Existing Tax Sharing Agreements              44
                                                                           --
Section 8.05.  Tax Returns and Cooperation on Tax Matters                  44
                                                                           --
Section 8.06.  Indemnification by Seller                                   45
                                                                           --
Section 8.07.  Survival                                                    48
                                                                           --
Section 8.08.  Withholding                                                 48
                                                                           --

                          ARTICLE 9 Employee Benefits
                          ---------------------------
Section 9.01.  Employment of Company Group Employees; Service Recognition  48
                                                                           --
Section 9.02.  Stay Sell Agreement                                         49
                                                                           --
Section 9.03.  Annual Bonuses                                              49
                                                                           --
Section 9.04.  No Third-Party Beneficiaries                                49
                                                                           --

                        ARTICLE 10 Conditions to Closing
                        --------------------------------
Section 10.01.  Conditions to Obligations of Buyer and Sellers             50
                                                                           --
Section 10.02.  Conditions to Obligation of Buyer                          50
                                                                           --
Section 10.03.  Conditions to Obligation of the Sellers                    52
                                                                           --

                      ARTICLE 11 Survival; Indemnification
                      ------------------------------------
Section 11.01.  Survival                                                   53
                                                                           --
Section 11.02.  Indemnification                                            53
                                                                           --
Section 11.03.  Procedures                                                 54
                                                                           --
Section 11.04.  Calculation of Damages                                     55
                                                                           --
Section 11.05.  Assignment of Claims                                       56
                                                                           --
Section 11.06.  Exclusivity                                                56
                                                                           --

                             ARTICLE 12 Termination
                             ----------------------
Section 12.01.  Grounds for Termination                                    57
                                                                           --
Section 12.02.  Effect of Termination                                      57
                                                                           --

                            ARTICLE 13 Miscellaneous
                            ------------------------
Section 13.01.  Notices                                                    58
                                                                           --
Section 13.02.  Amendments and Waivers                                     60
                                                                           --
Section 13.03.  Expenses                                                   60
                                                                           --
Section 13.04.  Successors and Assigns                                     60
                                                                           --
Section 13.05.  Third-Party Beneficiaries                                  60
                                                                           --
Section 13.06.  Governing Law                                              60
                                                                           --
Section 13.07.  Jurisdiction                                               61
                                                                           --
Section 13.08.  WAIVER OF JURY TRIAL                                       61
                                                                           --
Section 13.09.  Attorneys' Fees                                            61
                                                                           --
Section 13.10.  No Recording                                               61
                                                                           --
Section 13.11.  Entire Agreement                                           61
                                                                           --
Section 13.12.  Invalid Provisions                                         61
                                                                           --
Section 13.13.  Counterparts                                               62
                                                                           --
Section 13.14.  Binding Effect                                             62
                                                                           --
Section 13.15.  Specific Performance                                       62
                                                                           --
Section 13.16.  Joint and Several Liability                                62
                                                                           --

     Exhibit A  Restructuring Transactions
     Exhibit B  Accounting Procedures
     Exhibit C  Form of Escrow Agreement
     Exhibit D   Industrial Properties
     Exhibit E   Office Properties
     Exhibit F   Retail Properties

                            STOCK PURCHASE AGREEMENT


          AGREEMENT dated as of April 17, 1998 among MEPC PLC, an English company ("PARENT"), MEPC NORTH AMERICAN PROPERTIES LIMITED, an English company ("NORTH AMERICAN PROPERTIES"), U.K.-AMERICAN HOLDINGS LIMITED, a company organized under the laws of Jersey ("UK-AMERICAN" and, together with Parent and North American Properties, the "SELLERS"), and GGP Limited Partnership, a Delaware limited partnership ("BUYER").

                                  WITNESSETH:

          WHEREAS, MEPC American Holdings Inc., a Delaware corporation ("MEPC HOLDINGS"), Caledonian Holding Company, Inc., a Delaware corporation ("CALEDONIAN HOLDING") and U.K.-American Properties, Inc., a Delaware corporation ("UK-AMERICAN PROPERTIES" and, together with MEPC Holdings and Caledonian Holding, the "COMPANIES"), either directly or through their direct and indirect Subsidiaries (as defined below), are the owners of the Properties (as defined below);

          WHEREAS, the Sellers are the record and beneficial owners of the Shares (as defined below) and desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from the Sellers, upon the terms and subject to the conditions and provisions hereinafter set forth;

          WHEREAS, certain Restructuring (as defined below) will be consummated on or prior to the Closing;

The parties hereto agree as follows:

                                   ARTICLE 1

                         Definitions and Interpretation

          Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Companies nor any of their Subsidiaries (after giving effect to the Restructuring) shall be considered an Affiliate of the Sellers.

          "BALANCE SHEET" means the audited combined balance sheet of the Companies and their Subsidiaries as of September 30, 1997.

          "BALANCE SHEET DATE" means September 30, 1997.

          "BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock options, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Sellers, any of their Affiliates or any member of the

     Company Group and (iii) covers any employee or former employee of any member of the Company Group employed in the United States.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended on or prior to the date hereof, and any rules or regulations promulgated thereunder.

          "CLOSING DATE" means the date of the Closing.

          "COMPANY GROUP" means the Companies and all of their direct or indirect Subsidiaries, after giving effect to the Restructuring.

          "COMPANY SUBSIDIARIES" means the Subsidiaries of each of the Companies.

          "EMPLOYEE PLAN" means any "employee benefit plan", as defined in
     Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by any Seller, any of its Affiliates or any member of the Company Group and (iii) covers any employee or former employee of any member of the Company Group.

          "ENVIRONMENTAL LAWS" means any and all statutes, laws, regulations and rules, in each case as in effect on the date hereof, that have as their principal purpose the protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

          "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

          "EXCLUDED ASSETS" means assets and properties, including common stock and other equity interests, that are or have been disposed of or transferred prior to Closing by any member of the Company Group to the Sellers or other Persons that are not members of the Company Group.

          "EXCLUDED LIABILITIES" means (i) all liabilities or obligations of the Company Group that are or have been satisfied or assumed prior to Closing by the Sellers or other Persons that are not members of the Company Group or that primarily relate to the Excluded Assets and (ii) all liabilities or obligations of the Company Group relating to employees, Employee Plans or Benefit Arrangements that accrued or arose, or are based on acts or events occurring, prior to the Closing or that arise as the result of the consummation of the transactions contemplated hereby (including, without limitation, any liabilities with respect to the Worker Adjustment and Retraining Notification Act), except as otherwise expressly provided in
     Article 9.
             -

          "FINANCE NOTES" means the notes of one or more members of the Company Group payable to MEPC Finance evidencing the Finance Receivables.

          "FINANCE RECEIVABLES" means the combined obligations of the Company Group owed to MEPC Finance, including principal and accrued interest, as of the Closing Date after giving effect to the Restructuring.

          "GRAYBAR AGREEMENT" means the Sale and Purchase Agreement, dated as of March 11, 1998 between Caledonian Holding and Graybar Builders LLC.

          "GRAYBAR PROPERTY" means the property that is subject to the Graybar Agreement.

          "HAZARDOUS SUBSTANCES" means any pollutant, contaminant or any toxic, radioactive or otherwise hazardous substance, as such terms are defined in, or identified pursuant to, any Environmental Law.

          "INDEBTEDNESS" means any indebtedness for borrowed money or any obligations in connection with any sale-leaseback transaction or similar, off-balance sheet financing; provided that Indebtedness shall not include
     (i) accounts payable (or similar items) arising in the ordinary course of business consistent with past practices or (ii) the current portion of any item which constitutes Indebtedness.

          "INDUSTRIAL PROPERTIES" means the Properties described in Exhibit D.

          "KNOWLEDGE OF THE SELLERS", "SELLERS' KNOWLEDGE" or any other similar knowledge qualification in this Agreement means to the actual knowledge of James Tuckey, James Dundas, Stephen East, David Gruber, Donn Fuller, Peter Johnson, Howard Garfield, Ab Atkins, Jim Fant or Paul Ledbetter.

          "LIEN" means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge or encumbrance of any kind thereon; the interest of a vendor or lessor under conditional sale agreement, capital lease or other title retention agreement affecting the title thereto; any covenant, condition, restriction, reservation, easement, right of way or other right, instrument or document affecting the title thereto; or any other exception to or defect in the title thereto.

          "MEPC FINANCE" means MEPC Finance Inc., a Delaware corporation, and its Subsidiaries.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or results of operations of the Company Group, taken as a whole, except any such effect resulting from or arising in connection with
     (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting generally the retail real estate markets in the United States or in any jurisdiction or market where any Property is located, or
     (iii) changes in economic, regulatory or political conditions generally.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) of ERISA.

          "NOTES" means the Parent Notes together with the Finance Note.

          "OFFICE AND INDUSTRIAL CONTRACT" means the Sale and Purchase Agreement providing for the sale of the Industrial Properties and the Office Properties.

          "OFFICE PROPERTIES" means the Properties described in Exhibit E.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PARENT NOTES" means the notes of one or more members of the Company Group payable to Parent, evidencing the Parent Receivables.

          "PARENT RECEIVABLES" means the combined obligations of the Company Group owed to Parent, including principal and accrued interest, as of the Closing Date after giving effect to the Restructuring.

          "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "RELATED AGREEMENTS" means (i) the Graybar Agreement; (ii) any agreement or agreements relating to the sale (either through the sale of assets or the sale of stock) of certain land located in Broward County and Orlando County, Florida; (iii) any agreement relating to the sale of the Company Group's equity interests in R.A. Greiner Realty and Greiner Pacaud Management Associates; and (iv) the Office and Industrial Contract.

          "RESTRUCTURING" means the transactions set forth in Exhibit A hereto.

          "RETAIL PROPERTIES" means the Properties described in Exhibit F.

          "SHARES" means all of the issued and outstanding shares of common stock of MEPC Holdings, Caledonian Holding and UK-American Properties.

          "STAY SELL AGREEMENT" means that certain Stay and Sell Pay and Performance Bonus Agreement dated October 9, 1997, among Parent, MEPC Holdings, UK-American Properties, Caledonian Holding and their affiliates (as defined therein), as amended.

          "SUBSIDIARY" means, as to any Person, any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "TENANT ALLOWANCE" means all tenant improvement costs required to be paid by the Company Group under the terms of leases or other agreements and all cash allowances for tenant improvements required to be made by the Company Group under such leases or agreements.

          "TITLE IV PLAN" means an employee benefit plan subject to Title IV of ERISA other than any Multiemployer Plan.

          "TRANSACTION EXPENSES" means all costs and expenses incurred by the parties hereto in connection with this Agreement or the transactions contemplated hereby.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                             SECTION
Arthur Andersen                                                           2.04(c)
                                                                          -------
Base Balance Sheet                                                        2.02
                                                                          ----
Base Balance Sheet Date                                                   2.02
                                                                          ----
Base Receivables Amount                                                   2.05(a)(iv)
                                                                          ------------
Base Stockholders' Equity Amount                                          2.05(a)
                                                                          -------
Basket                                                                    8.01
                                                                          ----
Brokerage Agreement                                                       3.10(a)(v)
                                                                          -----------
Buyer Breach Conditions                                                   2.06
                                                                          -----
Buyer Designated Person                                                   2.07(c)(iii)
                                                                          ------------
Buyer                                                                            Recitals
Caledonian Holding                                                               Recitals
Claim                                                                     11.03(a)
                                                                          --------
Closing                                                                   2.03
                                                                          ----

Closing Balance Sheet                                                     2.04(a)
                                                                          -------
Closing Permitted Liens                                                   10.02(d)
                                                                          --------
Code                                                                      8.01
                                                                          -----
Companies                                                                         Recitals
Company Financial Statements                                              3.07(a)
                                                                          -------
Company Group Subsidiary                                                  3.06(a)
                                                                          -------
Company Securities                                                        3.05(b)(ii)
                                                                          ------------
Confidential Information                                                  6.01
                                                                          -----
Construction Agreement                                                    3.10(a)(X)
                                                                          ----------
Construction Completion Amount                                            2.07(a)(ii)
                                                                          ------------
COREA                                                                     3.10(a)(vii)
                                                                          ------------
Damages                                                                   11.02(a)
                                                                          --------
Deposit                                                                   2.06
                                                                          ----
Deposit Amount                                                            2.06
                                                                          ----
Designated Committee                                                      2.07(c)(iii)
                                                                          ------------
Designated Person                                                         2.07(c)
                                                                          -------
Development Plans                                                         2.07(a)(ii)
                                                                          ------------
E&P Report                                                                8.06(i)
                                                                          -------
Effective Date                                                            12.01(b)
                                                                          --------
Employees                                                                 9.01(a)
                                                                          -------
Encumbrances                                                              3.05(b)
                                                                          -------
Escrow Agent                                                              2.06
                                                                          ----
Escrow Agreement                                                          2.06
                                                                          ----
Estimated Construction Completion Amount                                  2.07(c)(iii)
                                                                          ------------
Existing Survey                                                           3.10(a)(iv)
                                                                          ------------
Existing Title Report                                                     3.10(a)(iii)
                                                                          ------------
Expiration Date                                                           11.01
                                                                          -----
Federal Tax                                                               8.01
                                                                          ----
Final Determination                                                       8.01
                                                                          ----
Final Receivables Amount                                                  2.04(c)(iii)(b)
                                                                          ---------------
Final Stockholders' Equity Amount                                         2.04(c)(iii)
                                                                          ------------
GGPI                                                                      8.06(i)
                                                                          -------
Ground Lease                                                              3.10(a)(vi)
                                                                          ------------
Group Subsidiary Securities                                               3.06(b)(ii)
                                                                          ------------
Indemnified Party                                                         11.03(a)
                                                                          --------
Indemnifying Party                                                        11.03(a)
                                                                          --------
Loss                                                                      8.06(a)(ii)
                                                                          ------------
Management Agreement                                                      3.10(a)(viii)
                                                                          -------------
MEPC Holdings                                                                     Recitals
MEPC Holdings Class A Common Stock                                        3.05(a)(i)
                                                                          ----------
MEPC Holdings Common Stock                                                3.05(a)(i)
                                                                          ----------
Net Partnership Asset Amount                                                      Exhibit B
North American Properties                                                         Recitals
Note Election                                                             2.01(b)(i)
                                                                          ----------
Owner                                                                     3.10(a)(ii)
                                                                          ------------
Parent                                                                            Recitals
Parent Designated Person                                                  2.07(c)(iii)
                                                                          ------------
Payment Election                                                          2.01(b)(ii)
                                                                          ------------
Permitted Liens                                                           3.10(b)(vii)
                                                                          ------------
Post-Closing Tax Period                                                   8.01
                                                                          ----
Potential Contributor                                                     11.05
                                                                          -----

Pre-Closing Tax Period                                                             8.01
                                                                                   -----
Preliminary Purchase Price                                                         2.03(a)
                                                                                   ------------
Property                                                                           3.10(a)
                                                                                   ------------
Purchase Price                                                                     2.05(a)(viii)
                                                                                   ------------
Rate                                                                               2.05(b)
                                                                                   ------------
Receivables Amount                                                                 2.04(a)
                                                                                   ------------
Retained Employee                                                                  9.02(a)
                                                                                   ------------
Returns                                                                            8.02(a)(i)
                                                                                   ------------
Seller Group                                                                       8.01
                                                                                   -----
Sellers                                                                                     Recitals
Service Agreement                                                                  3.10(a)(ix)
                                                                                   ------------
Stockholders' Equity Amount                                                        2.04(a)
                                                                                   ------------
Straddle Period                                                                    8.06(b)
                                                                                   ------------
Surveyors                                                                          5.08
                                                                                   -----
Tax                                                                                8.01
                                                                                   -----
Tax Asset                                                                          8.01
                                                                                   -----
Tax Period                                                                         8.01
                                                                                   -----
Tax Sharing Agreement                                                              8.01
                                                                                   -----
Taxing Authority                                                                   8.01
                                                                                   -----
Tenant Lease                                                                       3.11(a)(ii)
                                                                                   ------------
Third Designated Person                                                            2.07(c)(iii)
                                                                                   ------------
Third Party Claim                                                                  11.03(b)
                                                                                   ------------
Title Companies                                                                    5.08
                                                                                   -----
Title Policy                                                                       10.02(d)
                                                                                   ------------
UK-American                                                                                 Recitals
UK-American Properties                                                                      Recitals


          Section 1.02. Interpretation. In this Agreement, unless otherwise specified; (i) singular words include the plural and plural words include the singular; (ii) words importing any gender include the other genders;
     (iii) references to any person include its successors and assigns; (iv) the word "successors", when it refers to an individual, includes the heirs, devisees, legatees, executors, administrators and personal representatives of such individual; (v) references to any statute or other law include all rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) references to any agreement or other document include all subsequent amendments or other modifications thereof entered into in accordance with the provisions thereof; (vii) the words "approve", "consent" or "agree", and any derivations thereof or words of similar import, mean the prior written approval, consent or agreement of the person holding the right to approve, consent or agree; (viii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (ix) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety; (x) the Schedules and Exhibits hereto are part of this Agreement and are incorporated herein by reference; (xi) the words "Section", "Schedule" or "Exhibit" refer to the sections, schedules and exhibits of and to this Agreement; (xii) headings of Sections, Schedules and Exhibits are inserted as a matter of convenience and shall not affect the construction of this Agreement; and (xiii) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                                   ARTICLE 2

                               Purchase and Sale

          Section 2.01. Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, the Sellers agree, jointly and severally, to sell to Buyer, and Buyer agrees to purchase from the Sellers, the Shares at the Closing.

          (b) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to either (i) purchase from Parent the Parent Notes and purchase from MEPC Finance the Finance Notes (a "NOTE ELECTION") or (ii) provide the Company Group with sufficient cash and cause the Company Group, at the Closing, to pay to Parent the amount of the Parent Receivables and to pay to MEPC Finance the amount of the Finance Receivables (a "PAYMENT ELECTION"). In the event Buyer makes a Note Election, Parent agrees to sell (or, as appropriate, to cause MEPC Finance to sell) to Buyer the Notes. Buyer shall give notice to Parent of a Note Election or a Payment Election no less than five business days prior to the Closing Date.

          Section 2.02. Base Balance Sheet. At least five business days prior to the Closing, Parent shall deliver to Buyer (i) a combined balance sheet (the "BASE BALANCE SHEET") of the Company Group as of the end of the most recent month which precedes the Closing Date (the "BASE BALANCE SHEET DATE"), which Base Balance Sheet will include all adjustments necessary to give effect to each transaction included in the Restructuring as of the date of consummation of such transaction, if such transaction is consummated prior to such month end, or otherwise all pro forma adjustments necessary to give effect to such transactions as of the Base Balance Sheet Date; (ii) a statement setting out in reasonable detail the calculation of the amount of Parent Receivables and the amount of Finance Receivables based upon the latest available financial information as of the date of the Base Balance Sheet and, (iii) reasonable supporting documentation for each pro forma Restructuring adjustment. The Base Balance Sheet shall be prepared by the Sellers in good faith in accordance with the procedures set forth in Exhibit B hereto.

          Section 2.03. Closing. The closing (the "CLOSING") of the purchase and sale of the Shares and, in the event of a Note Election, the Notes hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 AM (New York time) on May 31, 1998, or at such other time as Buyer and Parent may agree. At the
     Closing:

          (a) Buyer shall deliver to Parent (or, as appropriate, MEPC Finance) an amount (the "PRELIMINARY PURCHASE PRICE") equal to: (i) $871,000,000, as adjusted pursuant to Section 2.07; plus or minus (ii) stockholders' equity,
                                  ----
     as set forth on the Base Balance Sheet; plus (iii) in the event of a Note Election, the sum of the amount of the Parent Receivables and the amount of the Finance Receivables, in each case as set forth in Parent's statement delivered pursuant to Section 2.02; minus (iv) the Deposit Amount (as
                                   ----
     defined below). The Preliminary Purchase Price shall be paid in United States dollars, in immediately available funds by wire transfer to an account of Parent with a bank in New York City designated by Parent, by notice to Buyer, not later than two business days prior to the Closing Date (or if not so designated, then by certified check of Buyer certified by, or by an official bank check of a bank which is a member of the New York Clearing House Association payable in immediately available funds directly to the order of Parent in such amount). The Preliminary Purchase Price will be subject to certain adjustments as described below.
          (b) Parent shall cause the Sellers (or, as appropriate, MEPC Finance) to deliver to Buyer (i) certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto and (ii) in the event of a Note Election, the Notes, duly endorsed to Buyer.
          (c) In the event of a Payment Election, Buyer shall transfer as a capital contribution or loan to the Company Group at Closing cash, payable in immediately available funds, in an amount sufficient to enable the Company Group to pay and Buyer and the Sellers will cause the Company Group to pay at Closing (i) to Parent the amount of the Parent Receivables and
     (ii) to MEPC Finance, the amount of the Finance Receivables, in each case as set forth in Parent's statement delivered pursuant to Section 2.02.
                                                                      ----
          (d) The Preliminary Purchase Price shall be allocated first to the Notes (in the event of a Note Election), in an amount equal to the amount thereof, and then to the Shares, as set forth in a Schedule to be agreed upon by Buyer and Parent and delivered at the Closing. Any difference between the Preliminary Purchase Price and the Purchase Price shall be allocated to the Notes (in the event of a Note Election) and to the Shares as set forth in a schedule to be agreed upon by Buyer and Parent at the time the Purchase Price is determined.

          Section 2.04. Closing Balance Sheet. (a) As promptly as practicable, but no later than 90 days, after the Closing Date, Buyer will cause to be prepared and delivered to Parent a combined balance sheet of the Company Group as of the close of business on the Closing Date (the "CLOSING BALANCE SHEET"), together with a report of Coopers & Lybrand or Ernst & Young thereon, and a certificate based on such Closing Balance Sheet setting forth Buyer's calculation of stockholders' equity (the "STOCKHOLDERS' EQUITY AMOUNT"), the amount of the Parent Receivables, the amount of the Finance Receivables (together with the amount of the Parent Receivables, the "RECEIVABLES AMOUNT"), in each case before giving effect to any payment thereof pursuant to Section 2.03. The Closing Balance Sheet shall be
                                 ----
     prepared by Buyer in good faith in accordance with the procedures set forth in Exhibit B hereto.
          (b) If Parent disagrees with Buyer's calculation of the Stockholders' Equity Amount or Buyer's calculation of the Receivables Amount, in each case delivered pursuant to Section 2.04(a), Parent may, within 20 days
                                        -------
     after delivery of the documents referred to in Section 2.04(a), deliver a
                                                            -------
     notice to Buyer disagreeing with such calculation and setting forth Parent's calculation of such amounts. Any such notice of disagreement shall specify those items or amounts as to which Parent disagrees, and Parent shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the Buyer's calculation of the Stockholders' Equity Amount and the Receivables Amount, in each case delivered pursuant to Section 2.04(a).
                                   -------
          (c)  If a notice of disagreement shall be duly delivered pursuant to
     Section 2.04(b), Buyer and Parent shall, during the 30 days following such
             -------
     delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Final Stockholders' Equity Amount (as defined below) and the Final Receivables Amount (as defined below) which amounts shall not be less than the amounts thereof shown in Buyer's calculations delivered pursuant to Section 2.04(a)
                                                                         -------
     nor more than the amounts thereof shown in Parent's calculation delivered pursuant to Section 2.04(b). If, during such period, Buyer and Parent are
                         -------
     unable to reach such agreement, they shall promptly thereafter cause Arthur Andersen LLP ("ARTHUR ANDERSEN") to promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Final Stockholders' Equity Amount and the Final Receivables Amount. In making such calculation, Arthur Andersen shall consider only those items or amounts in the Closing Balance Sheet or Buyer's calculation of the Stockholders' Equity Amount and/or Buyer's calculation of the Receivables Amount as to which Parent has disagreed. Arthur Andersen shall deliver to Buyer and Parent, as promptly as practicable, a report setting forth such calculations. Such report shall be final and binding upon Buyer and Parent. The cost of such review and report shall be borne (i) by Buyer if the difference between the Final Stockholders' Equity

     Amount plus the Final Receivables Amount and Buyer's calculation of the Stockholders' Equity Amount plus Buyer's calculation of the Receivables Amount delivered pursuant to Section 2.04(a) is more than the difference
                                          -------
     between the Final Stockholders' Equity Amount plus the Final Receivables Amount and Parent's calculation of the Stockholders' Equity Amount plus Parent's calculation of the Receivables Amount delivered pursuant to
     Section 2.04(b), (ii) by Parent if the first such difference is less than
             -------
     the second such difference and (iii) otherwise equally by Buyer and Parent.


          "FINAL STOCKHOLDERS' EQUITY AMOUNT" means the Stockholders Equity Amount as shown in Buyer's calculation delivered pursuant to Section

     2.04(a), if no notice of disagreement with respect thereto is duly
     -------
     delivered pursuant to Section 2.04(b); or if such a notice of disagreement
                                   -------
     is delivered, (a) as agreed by Buyer and Parent pursuant to Section 2.04(c)
                                                                         -------
     or (b) in the absence of such agreement, as shown in Arthur Andersen's calculation delivered pursuant to Section 2.04(c); provided that in no
                                               -------
     event shall the Final Stockholders' Equity Amount be less than Buyer's calculation of the Stockholders' Equity Amount delivered pursuant to
     Section 2.04(a) nor more than Parent's calculation of the Stockholders'
             -------
     Equity Amount delivered pursuant to Section 2.04(b).
                                                 -------

     "FINAL RECEIVABLES AMOUNT" means the Receivables Amount as shown in Buyer's calculation delivered pursuant to Section 2.04(a), if no notice of
                                               -------
     disagreement with respect thereto is duly delivered pursuant to Section

     2.04(b); or  if such a notice of disagreement is delivered, as agreed by
     -------
     Buyer and Parent pursuant to Section 2.04(c) or, in the absence of such
                                          -------
     agreement, as shown in Arthur Andersen's calculation delivered pursuant to
     Section 2.04(c); provided that in no event shall the Final Receivables
             -------
     Amount be less than Buyer's calculation of the Receivables Amount delivered pursuant to Section 2.04(a) nor more than Parent's calculation of the
                         -------
     Receivables Amount delivered pursuant to Section 2.04(b).
                                                      -------
          (d) Buyer and the Sellers agree that they will, and agree to cause their respective independent accountants and each member of the Company Group to, cooperate and assist in the preparation of the Closing Balance Sheet, the calculation of the Final Stockholders' Equity Amount and the Final Receivables Amount and in the conduct of the reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

          Section 2.05. Adjustment to Preliminary Purchase Price. (a) The Preliminary Purchase Price will be adjusted as follows: if the sum of (i) the Final Stockholders' Equity Amount plus (ii) the Final Receivables Amount exceeds the sum of (iii) the stockholders equity as set forth on the Base Balance Sheet (the "BASE STOCKHOLDERS' EQUITY AMOUNT") plus (iv) the Receivables Amount set forth on the Base Balance Sheet (the "BASE RECEIVABLES AMOUNT"), Buyer shall pay to Parent, as an adjustment to the Preliminary Purchase Price, in the manner and with interest as provided in
     Section 2.05(b), the amount of such excess.  If the sum of (v) the Base
             -------
     Stockholders' Equity Amount plus (vi) the Base Receivables Amount exceeds the sum of (vii) the Final Stockholders' Equity Amount plus (viii) the Final Receivables Amount, Parent shall pay to Buyer, as an adjustment to the Preliminary Purchase Price, in the manner and with interest as provided in Section 2.05(b), the amount of such excess. The Preliminary Purchase
                -------
     Price as so adjusted is referred to herein as the "PURCHASE PRICE".
          (b)  Any payment pursuant to Section 2.05(a) shall be made at a
                                               -------
     mutually convenient time and place within 10 days after the Final Stockholders' Equity Amount has been determined by delivery by Buyer or Parent, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated by such other party. The amount of any payment to be made pursuant to Section 2.05(a) shall bear interest from and including the
                         -------
     Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest announced by Morgan Guaranty Trust Company of New York (the "RATE") from time to time as its Base Rate in New York City in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

          Section 2.06. Deposit. If this Agreement is not terminated by Buyer pursuant to Section 12.01(b), on the business day immediately following the
                         --------
     Effective Date, Buyer shall deposit with Chase Manhattan Bank (the "ESCROW AGENT") $20,000,000 (the "DEPOSIT") by a certified check of Buyer certified by, or by an official bank check of, a bank which is a member of the New York Clearing House Association payable in immediately available funds or by wire transfer of immediately available funds to such account as the Escrow Agent may specify. The Deposit Amount (as defined below) shall be held, invested and disbursed by the Escrow Agent in accordance with the terms set forth in the agreement attached hereto as Exhibit C (the "ESCROW AGREEMENT"). The Deposit (and any interest earned thereon) (the "DEPOSIT AMOUNT") shall be credited against the Preliminary Purchase Price at the Closing as provided in Section 2.03. If this Agreement is terminated by
                                    ----
     Parent pursuant to Section 12.01(c) and any of the conditions set forth in
                                --------
     Section 12.02 that would, in accordance with Section 12.02, give rise to
             -----                                        -----
     liability on the part of Buyer (the "BUYER BREACH CONDITIONS") have occurred, the Sellers shall have the right to retain the Deposit; provided that, prior to terminating this Agreement, the Sellers will give written notice to Buyer of such condition and will give Buyer 10 days from the date of such notice to cure such condition (and if such condition is cured within such 10-day period, the Sellers may not terminate this Agreement on account thereof); provided further that retention of the Deposit Amount shall not affect the availability of any other remedies that may be available to the Sellers under this Agreement or applicable law. If this Agreement is terminated pursuant to any other paragraph of Section 12.01 or
                                                                        -----
     pursuant to Section 12.01(c) under circumstances where no Buyer Breach
                         --------
     Condition is satisfied, the Deposit Amount shall be returned to Buyer and, subject to Section 12.02, the Sellers shall not have any liability to
                        -----
     Buyer.


          Section 2.07. Cost to Completion Adjustments. (a) The Preliminary Purchase Price will be reduced by (i) the amount of all tenant improvement costs and allowances and brokerage commissions which have been agreed to be paid by landlord with respect to space leases in effect for the Properties on the date of this Agreement and which have not been paid by any member of the Company Group as of the Closing Date and (ii) the amount estimated as of Closing that will be required, following the Closing Date, to complete (not including any tenant improvement costs or allowances or any leasing commissions) the planned development program with respect to Northridge Fashion Center and Regency Square Mall in accordance with plans and specifications for each such Property delivered to Buyer not later than 15 days prior to the Closing Date (the "DEVELOPMENT PLANS"), which plans and specifications shall not be materially different from those made available to Buyer prior to the date hereof (together, the "CONSTRUCTION COMPLETION AMOUNT"), the calculation of which shall be without regard to any actions taken by Buyer or any developments arising after the Closing Date. The amount calculated pursuant to Section 2.07(a)(ii) shall include the cost of
                                           -----------
     paving, grading and other offsite and onsite work; barricades, security, directional signs and other general conditions; roof, structural and other shell work; mall and common area finish work; parking, lighting, landscaping, exterior signage and other developer work; permits and licenses; architectural, engineering and general contractor's fees and legal fees, in each case, only to the extent required to complete the development program set forth under the Development Plans. Notwithstanding anything to the contrary contained in this Section 2.07(a), for purposes of
                                                        -------
     this Section 2.07(a), the parties agree that the
                  -------
     tenant improvement costs and allowances and brokerage commissions for the theatre lease at Valley Plaza Mall shall be deemed to be $5,200,000. The Sellers shall cause the site work for the proposed theatre tenant at Valley Plaza Mall to be completed prior to Closing (or, to the extent not completed, Buyer shall be entitled to a credit at Closing for the unpaid cost thereof).
          (b) From and after the date hereof and until Closing, the Sellers shall cause the members of the Company Group to (i) take, at their own expense, all actions reasonably necessary to continue the construction, renovation, development or redevelopment of Northridge Fashion Center and Regency Square Mall, in each case, substantially in accordance with the plans and specifications therefor made available to Buyer prior to the date hereof and to keep a designated representative of Buyer informed with respect to the progress and implementation of such plans, (ii) use all reasonable efforts to continue negotiating leases in respect of leasable space in each of such Properties, including the Valley Plaza Mall theatre lease, (iii) use all reasonable efforts to obtain the consent of the anchor tenants to the proposed amendments to the Northridge Fashion Center REA (it being understood that such consents are not required to be obtained prior to Closing).
          (c) Not later than 15 days prior to the Closing Date, Parent shall deliver to Buyer in writing its good faith calculation of the Construction Completion Amount. If Buyer agrees with the Construction Completion Amount as calculated by Parent, such calculation shall be binding upon Parent and Buyer and will constitute the Construction Completion Amount for purposes of calculating the Preliminary Purchase Price. If Buyer disagrees with the calculation made by Parent, Buyer shall deliver to Parent, within 5 days of receipt of Parent's calculation, a written notice specifying the basis for its disagreement and setting forth its calculation of the Construction Completion Amount. Failure to deliver a notice of disagreement within any such 5-day period shall be deemed to constitute agreement to such calculation. If a notice of disagreement is delivered within such 5-day period, Buyer and Parent shall negotiate in good faith to resolve the disagreements. If no agreement is reached as to the Construction Completion Amount, Buyer and Parent shall refer the disputed issues for resolution to an appropriate Person of recognized national standing who has been agreed upon by Parent and Buyer (a "DESIGNATED PERSON"). The Designated Person shall resolve such issues and determine the Construction Completion Amount. The fees and expenses of the Designated Person shall be borne (i) by Buyer if the difference between Buyer's calculation of the Construction Completion Amount and the Construction Completion Amount determined by the Designated Person is greater than the difference between Parent's calculation of the Construction Completion Amount and the Construction Completion Amount determined by the Designated Person, (ii) by Parent if the first such difference is less than the second such difference and (iii) otherwise equally by Buyer and Parent.

          If Parent and Buyer are unable to agree on a Designated Person, each of Parent and Buyer will select a Designated Person (the "PARENT DESIGNATED PERSON" and the "BUYER DESIGNATED PERSON", respectively). The Parent Designated Person and the Buyer Designated Person will select a third, independent Designated Person (the "THIRD DESIGNATED PERSON"). The Parent Designated Person, the Buyer Designated Person and the Third Designated Person (collectively, the "DESIGNATED COMMITTEE") will resolve the issues and will determine, by a majority vote of the three, the Construction Completion Amount. The determination of the Construction Completion Amount shall be binding upon Parent and Buyer; provided that the Construction Completion Amount so determined shall not exceed the higher of the Construction Completion Amount or be less than the lower of the Construction Completion Amount calculated by Parent and Buyer. The Parent and Buyer will pay the fees and expenses of its own Designated Person, and if a Third Designated Person is engaged, the fees and expenses of the Third Designated Person will be paid one-half by Parent and one-half by Buyer.

          If Parent and Buyer are unable to agree on the Construction Completion Amount or if the Designated Person(s) has (have) not made a determination as to the Construction Completion Amount, in each case by the Closing Date, the Construction Completion Amount for purposes of calculating the Preliminary Purchase Price shall be the calculation originally delivered by Parent (the "ESTIMATED CONSTRUCTION COMPLETION AMOUNT"). In such event, if the Estimated Construction Completion Amount is less than the Construction Completion Amount, determined in accordance with the procedures of this
     Section 2.07, Parent shall pay to Buyer the difference between the two
             ----
     amounts. Such payment shall be made within 10 days after the Construction Completion Amount has been determined pursuant to this Section 2.07 and
                                                                    ----
     shall be made in immediately available funds by wire transfer to an account of Buyer designated by Buyer, by notice to Parent, (or if not so designated, then by certified check of Parent certified by, or by an official bank check of a bank which is a member of the New York Clearing House Association payable in immediately available funds directly to the order of Buyer in such amount). The amount of any payment to be made pursuant to Section 2.07(a) shall bear interest from and including the
                         -------
     Closing Date to but excluding the date of payment at the Rate in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

                                   ARTICLE 3

                 Representations and Warranties of the Sellers

          The Sellers represent and warrant to Buyer as of the date hereof and as of the Closing Date, except as any of the following may be affected by the Restructuring, that:

          Section 3.01. Corporate Existence and Power. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a Material Adverse Effect.

          Section 3.02. Corporate Authorization. The execution, delivery and performance by each Seller of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby are within such Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been and the Escrow Agreement, upon the execution thereof, will be, duly executed and delivered by the Sellers. This Agreement constitutes and the Escrow Agreement, upon the execution and delivery thereof by the parties thereto, will constitute, a valid and binding agreement of each Seller, enforceable against it in accordance with its terms.

          Section 3.03. Governmental Authorization. The execution, delivery and performance by each Seller of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official other than any such action or filing where the failure to make or obtain such action or filing would not have a Material Adverse Effect.

          Section 3.04. Noncontravention. The execution, delivery and performance by each Seller of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation, bylaws, partnership agreement or other organizational documents of any Seller or any member of the Company Group, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation,
                            ----
     judgment, injunction, order or decree, except for any such violations which would not have a Material Adverse Effect, (iii) except as disclosed in
     Schedule 3.04 or as to matters which would not have a Material Adverse
              ----
     Effect, require any consent or other action by any person under, constitute a default (or would, with the passage of time or giving of notice or both, constitute a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Seller or any member of the Company Group or to a loss of any benefit to which any Seller or any member of the Company Group is entitled under any provision of any agreement or other instrument binding upon such Seller or such member of the Company Group or (iv) result in the creation or imposition of any Lien on the Shares or any asset of any member of the Company Group, except for any Permitted Liens.

          Section 3.05. Capitalization. (a) (i) The authorized capital stock of MEPC Holdings consists of 1,000 shares of $1.00 par value common stock (the "MEPC HOLDINGS COMMON STOCK") and 1,000 shares of $1.00 par value Class A Common Stock (the "MEPC HOLDINGS CLASS A COMMON STOCK"), of which only 105 shares of the MEPC Holdings Common Stock and 496 shares of the MEPC Holdings Class A Common Stock are issued and outstanding and owned beneficially and of record by Parent; (ii) the authorized capital stock of Caledonian Holding consists of 1,000 shares of $.10 par value common stock, of which only 1,000 shares are issued and outstanding and owned beneficially and of record by North American Properties; and (iii) the authorized capital stock of UK-American Properties consists of 1,500 shares of $.10 par value common stock, of which only 1,440.038 shares are issued and outstanding and owned beneficially and of record by UK-American.

          (b) The Shares have been duly authorized and validly issued and are fully paid and non-assessable and the Shares are owned directly by the Sellers, free and clear of any lien, encumbrance, security interest, pledge or option or other right to acquire or vote the same or any interest therein ("ENCUMBRANCES"). The Sellers will transfer and deliver to Buyer at the Closing valid title to the Shares free and clear of any Encumbrance other than any Encumbrance arising as a result of actions of Buyer. There are no outstanding (i) securities of any Company convertible into or exchangeable for shares of capital stock, voting securities or other equity interests of that Company or (ii) options or other rights to acquire from any Company, or other obligations of any Company to issue, any capital stock, voting securities or other equity interests in that Company or securities convertible into or exchangeable for capital stock, voting securities or other equity interests of that Company (the items in Sections 3.05(b)(i) and 3.05(b)(ii) being referred to collectively as the "COMPANY
     ----------     -----------
     SECURITIES"). There are no outstanding obligations of any member of the Company Group to repurchase, redeem or otherwise acquire any Company Securities.

          (c) Each of the Parent Notes and the Finance Notes are duly authorized and validly issued and constitute a valid and binding obligation of each of the Persons issuing such Note. The Parent Notes are owned by Parent free and clear of any Encumbrance and, in the event of a Note Election, Parent will transfer and deliver to Buyer at the Closing valid title to the Parent Notes free and clear of any Encumbrance other than any Encumbrance arising as a result of actions of Buyer. The Finance Notes are owned by MEPC Finance free and clear of any Encumbrance and, in the event of a Note Election, Parent will cause MEPC Finance to transfer and deliver to Buyer at the Closing valid title to the Finance Notes free and clear of any Encumbrance other than any Encumbrance arising as a result of actions of Buyer.

          Section 3.06. Subsidiaries. (a) Each member of the Company Group is a corporation or partnership duly organized or formed, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or formation and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, consents and approvals the absence of which would not have a Material Adverse Effect. Each corporate member of the Company Group is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
     Schedule 3.06(a)(i) sets forth, with respect to each Company, after giving
              -------
     effect to the Restructuring, a correct and complete list of each material direct or indirect Subsidiary thereof (each a "COMPANY GROUP SUBSIDIARY"), and the jurisdiction of organization of such Company Group Subsidiary. The Companies and the Company Group Subsidiaries, after giving effect to the Restructuring, own no general partnership interest in any Person other than the Company Group Subsidiaries and there are no material capital contribution obligations or other material obligations with respect to any equity interest that is held by any member of the Company Group and not disclosed on Schedule 3.06(a)(i).
                           -------

          (b) All of the issued and outstanding shares of capital stock of or other equity interests in each Company Group Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. All of the outstanding capital stock or other equity interests in each Company Group Subsidiary is owned by the respective Company or Company Group Subsidiary as designated in 3.06(a)(i), directly or indirectly, free and
                                  -------
     clear of any Encumbrance.  Except as set forth in Schedule 3.06(b)(ii),
                                                                -----------
     there are no outstanding (i) securities of any Company Group Subsidiary convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in that Company Group Subsidiary or
     (ii) options or other rights to acquire from any Company Group Subsidiary, or other obligation of such Company Group Subsidiary to issue, any capital stock, voting securities or other equity interests in that Company Group Subsidiary or securities convertible into or exchangeable for capital stock, voting securities or other equity interests of that Company Subsidiary (collectively the "GROUP SUBSIDIARY SECURITIES"). There are no outstanding obligations of any of the Companies or any of the Company Group Subsidiaries to repurchase, redeem or otherwise acquire any Group Subsidiary Securities.

          Section 3.07. Financial Statements. (a) The audited combined balance sheet as of September 30, 1997 and the related audited combined statements of income and cash flows for the year ended September 30, 1997 and the unaudited interim combined balance sheet as of January 31, 1998 and the related unaudited interim combined statement of income for the four months ended January 31, 1998 of the Companies and the Company Group Subsidiaries (together, the "COMPANY FINANCIAL STATEMENTS") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the combined financial position of the Company Group as of the dates thereof and their combined results of operations for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          (b) None of the Companies nor any of the Company Group Subsidiaries had at January 31, 1998, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies that (i) are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, (ii) are not required under U.S. generally accepted accounting principles to be shown in the Company Financial Statements or reflected in the notes thereto, (iii) were incurred in the ordinary course of business and consistent with past practices, (iv) have been discharged or paid in full prior to the Closing Date or (v) are not, individually or in the aggregate, material to the Company and the Company Group Subsidiaries, taken as a whole.

          Section 3.08.  Absence of Certain Changes. Except as set forth in
     Schedule 3.08 and except in connection with the Restructuring, since the
              ----
     Balance Sheet Date, the business of the Company Group has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence or development which has had or would reasonably be expected to have a Material Adverse Effect;

          (b) except for dividends contemplated by the Restructuring, any dividends paid by any member of the Company Group or any repurchase, redemption or other acquisition by any member of the Company Group of any outstanding shares of capital stock of any of the Companies;

          (c) any amendment of any material term of any outstanding security issued by any member of the Company Group;

          (d) any incurrence, assumption or guarantee by any member of the Company Group of any Indebtedness, other than Indebtedness (i) between or among members of the Company Group or (ii) between or among a member of the Company Group, on the one hand, and Parent or any of its Affiliates (other than members of the Company Group), on the other hand.

          (e) any making by any member of the Company Group of any loan, advance or capital contribution to, or investment in, any Person, other than a Company Group Subsidiary and other than Tenant Allowances and loans, advances or capital contributions or investments of the type made in the ordinary course of business consistent with past practices;

          (f) any transaction or commitment made, or any contract or agreement entered into, by any member of the Company Group relating to its assets or business, in either case, material to the Company Group, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (g) any material change in any method of accounting by any member of the Company Group except for any such change required by reason of a concurrent change in generally accepted accounting principles, and except as set forth in the Company Financial Statements; or

          (h) other than in connection with the Stay Sell Agreement and except as set forth on Schedule 3.08(h), any (i) employment, deferred
                              -------
     compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of any member of the Company Group (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of any member of the Company Group, or (iii) change in compensation or other benefits payable to any director, officer or employee of any member of the Company Group, in each case other than in the ordinary course of business consistent with past practices.

          Section 3.09.  Intercompany Accounts.  Schedule 3.09 reflects all
                                                          ----
     intercompany balances (including those evidenced by the Notes) as of the Balance Sheet Date between Parent and its Affiliates (other than members of the Company Group), after giving effect to the Restructuring, on the one hand, and members of the Company Group as of such date, on the other hand. Since the Balance Sheet Date there has not been any accrual of liability of the Company Group to Parent or any of its Affiliates (other than members of the Company Group), or other material transaction between the Company Group and Parent and any of its Affiliates (other than members of the Company Group), except (i) in connection with the Restructuring, (ii) changes in the outstanding principal balance of the Receivables occurring in the ordinary course of business of the Company Group consistent with past practices or (iii) as provided in Schedule 3.09.
                                                ----

          Section 3.10.  Properties. (a) Schedule 3.10(a) lists all the real
                                                  -------
     properties owned by or held, as lessee, by, any member of the Company Group (each a "PROPERTY") and, with respect to each Property:

               (i)    whether the Property is owned or leased;

               (ii)   the Person that owns the Property (each an "OWNER");

               (iii) the most recent title commitment/s, certificate/s or other report/s held by any member of the Company Group with respect to such Property (collectively with respect to each Property an "EXISTING TITLE REPORT");

               (iv) the most recent surveys held by any member of the Company Group with respect to such Property (collectively with respect to each Property an "EXISTING SURVEY");

               (v) any leasing or other real estate brokerage agreements binding upon any member of the Company Group with respect to such Property, including any material modifications thereof or supplements thereto (each a "BROKERAGE AGREEMENT");

               (vi) any ground or similar lease under which any member of the Company Group holds such Property or leases such property to another Person, including any material modifications thereof or supplements thereto (each a "GROUND LEASE");

               (vii) any construction, operation and reciprocal easement agreements relating to such Property, including any material modifications thereof or supplements thereto (each a "COREA");

               (viii) any third-party management agreements relating to such Property, including any material modifications thereof or supplements thereto (each a "MANAGEMENT AGREEMENT");

               (ix) any consulting or other material service agreement binding upon any member of the Company Group with respect to such Property, including any material modifications thereof or supplements thereto (each a "SERVICE AGREEMENT"); and

               (x) any material construction, redesign or architectural agreements binding upon any member of the Company Group with respect to such Property, including any material modification thereof or supplements thereto (each a "CONSTRUCTION AGREEMENT").

          (b) Each member of the Company Group has good title to each Property owned by it and a valid leasehold interest in each Property held by it as lessee, except for any Property sold, leased or otherwise disposed of in connection with the Restructuring. None of the Properties is subject to any Lien, except:

               (i) any and all Ground Leases, Tenant Leases (as defined below), COREAs, Management Agreements, Brokerage Agreements, Construction Agreements and Service Agreements relating to such Property;

               (ii) Liens relating to such Property disclosed or reflected in or on the relevant Existing Title Reports or the relevant Existing Surveys (other than Tenant Leases that have expired or been terminated, Liens for taxes, assessments and similar charges and Liens that relate to Indebtedness that has been satisfied) and any additional state of facts which would be disclosed by a survey of such Property since the date of the relevant Existing Surveys or would be disclosed by a physical inspection of such Property, so long as such additional state of facts would not, taken in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (iii) Liens with respect to such Property disclosed or reflected on the Balance Sheet, the Closing Balance Sheet or notes to either or securing liabilities reflected on the Balance Sheet or notes to either and not satisfied, released or otherwise terminated subsequent to the date of the Balance Sheet;

               (iv) Liens with respect to such Property for taxes, assessments and similar charges that are not yet due or are being contested in good faith;

               (v) mechanic's, materialman's, carrier's, repairer's and other similar Liens with respect to such Property arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith or that are the obligation of any party (other than a member of the Company Group) under any COREA, any tenant under any Tenant Lease or any manager or other party (other than a member of the Company Group) under any Management Agreement, Service Agreement, Construction Contract or other contract or agreement to pay, bond or remove;

               (vi) Liens with respect to such Property incurred since the Balance Sheet Date and described on Schedule 3.10(b);
                                                       -------

               (vii) other Liens with respect to such Property which, individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect (the Liens with respect to each Property referred to in Sections 3.10(b)(i) through
                                                   ----------
          3.10(b)(viii) are, collectively, the "PERMITTED LIENS" with respect to
          -------------
          such Property); or

               (viii) Liens with respect to such Property that are between members of the Company Group.

          (c) Each Ground Lease, COREA, Brokerage Agreement, Management Agreement, Construction Agreement and Service Agreement disclosed pursuant to this Section is a valid and binding agreement of the relevant member of the Company Group, constitutes the complete agreement of the parties thereto with respect to the subject matter thereof and is in full force and effect, and neither the relevant member of the Company Group nor, to Sellers' knowledge, the other party thereto is in default or breach in any material respect thereunder or would, with the passage of time or giving of notice or both, be in default or breach thereunder; nor, to Sellers' knowledge, has any member of the Company Group received any written notice from any other party thereto of any such defaults, breaches or conditions thereunder; in each case except for any such defaults set forth in Schedule 3.10(c), and except for any such defaults, breaches or conditions which do
     -------
     not have and would not reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the Ground Leases, COREAs, Brokerage Agreements, Management Agreements and Service Agreements have been made available to Buyer.

          (d) Upon execution and delivery of any COREA, Management Agreement, Service Agreement or Construction Agreement described in Schedule 3.10(d)
                                                                       -------
     as pending by any member of the Company Group and the other party or parties thereto upon the terms contained therein, such COREA, Management Agreement, Service Agreement or Construction Agreement shall constitute a COREA, Management Agreement, Service Agreement or Construction Agreement, as the case may be, and shall be deemed to be disclosed and scheduled pursuant to this Section.

          Section 3.11. Other Material Contracts. (a) Except for the contracts set forth in Schedule 3.10(a), Schedule 3.11 or Schedule 3.19 and except
                           -------           ----             ----
     for contracts entered into in connection with the Restructuring, no member of the Company Group is a party to or bound by:

               (i) any lease of personal property providing for annual rentals of $50,000 or more that cannot be terminated on not more than 60 days' notice without payment by the relevant member of the Company Group of any material penalty;

               (ii) any lease of real property under which a member of the Company Group is lessor (or sublessor) that cannot be terminated by such member of the Company Group on not more than 60 days notice without payment by such member of the Company Group of any material penalty (each, a "TENANT LEASE"); provided that, upon execution and delivery by a member of the Company Group and the other party or parties thereto of any lease described in Schedule 3.11(a)(ii) as
                                                             -----------
          pending or anticipated leases upon substantially the terms described therein and of the standard retail lease form of the Companies (except with regard to the Borders Books lease at Northridge Fashion

          Center), such lease shall constitute a Tenant Lease and shall be deemed to be disclosed and scheduled pursuant to this Section.

               (iii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by any member of the Company Group of $50,000 or more or (B) aggregate payments by any member of the Company Group of $250,000 or more, in each case that cannot be terminated on not more than 60 days' notice without payment by that member of the Company Group of any material penalty;

               (iv) any material third-party partnership, joint venture or other similar agreement or arrangement;

               (v) any agreement (including without limitation option agreements) relating to the acquisition or disposition of any material asset (whether by merger, sale of stock, sale of assets or otherwise);

               (vi) any agreement relating to Indebtedness (other than leases for personal property) or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or the issuance of performance bonds or letters of credit and any guarantees or other financial accommodations, except any such agreement entered into subsequent to the date of this Agreement as permitted by Section 3.08(d);
                                            -------

               (vii) any agreement between a member of the Company Group and any of its officers, directors or employees which agreement cannot be terminated currently by such member of the Company Group without a material penalty;

               (viii) any material agreement that limits the freedom of any member of the Company Group to compete in any line of business or with any person or in any area; or

               (ix)     any collective bargaining agreement.

               (x) any lease of real property under which a member of the Company Group is lessee (or sublessee) that cannot be terminated currently by such member of the Company Group without a material penalty;

               (xi) any notes, contracts or agreements between any members of the Company Group, on the one hand, and any of the Sellers or their Affiliates (other than members of the Company Group), on the other hand, except as set forth in Schedule 3.09; or
                                                ----
               (xii) any material undertakings or commitments to any governmental or regulatory authority; or

               (xiii) any other material contract, agreement, arrangement or commitment not made in the ordinary course of business consistent with past practice.

          (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed pursuant to Sections 3.11(a)(i) through 3.11(a)(xiii) is a valid
                                    ----------         -------------
     and binding agreement of the relevant member of the Company Group, and is in full force and effect, and no member of the Company Group nor, to the Sellers' knowledge, any other party thereto is in default (or, with the passage of time or giving of notice or both, would be in default) under the terms of any such agreement, contract, plan, lease, Tenant Lease, arrangement or commitment, except as are set forth in Schedule 3.11(b), and
                                                                    -------
     except for any such defaults which do not have or would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Sellers, no member of the Company Group has received any written notice from any other party to any of the agreements, contracts, plans, leases, arrangements or commitments disclosed pursuant to Sections 3.11(a)(i)
                                                                ----------
     through 3.11(a)(xiii) asserting that such member of the Company is in
             -------------
     default or breach thereunder. True, correct and complete copies of the documents disclosed pursuant to Sections 3.11(a)(i) through 3.11(a)(xiii)
                                              ----------         -------------
     have been made available to Buyer. Each of the agreements, contracts, plans, leases, arrangements or commitments set forth in Schedule 3.11
                                                                      ----
     constitutes the complete agreement of the parties thereto with respect to the subject matter thereof.

          Section 3.12.  Litigation.  Except as set forth in Schedule 3.12,
                                                                      ----
     there is no action, suit, investigation or proceeding (including condemnation proceedings) pending against or, to the knowledge of the Sellers, threatened against or affecting, the Sellers, any member of the Company Group or any of the Properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. None of the Sellers nor any other member of the Company Group is a party to or is bound by or in default or, with the passing of time or giving of notice or both, would be in default with respect to any outstanding order, writ, injunction, judgment or decree of any court or governmental entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          Section 3.13.  Insurance Coverage.  Schedule 3.13 sets forth a list of
                                                       ----
     all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company Group. Except as set forth on Schedule 3.13, there are no material claims by any member
                              ----
     of the Company Group pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. Such policies and bonds are in full force and effect and all premiums have been paid through the date hereof. To the knowledge of the Sellers, no Seller or any other member of the Company Group has received notice or has knowledge of (a) any material violation with respect to any of such insurance policies or bonds or (b) any material request or demand by the underwriters of any such insurance policies and bonds that any work or alteration be performed or made with respect to any of the Properties.

          Section 3.14. Brokers and Finders. Except for Goldman, Sachs & Co., whose fees will be paid by the Sellers, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Sellers or any member of the Company Group who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

          Section 3.15.  Employees.  Schedule 3.15 sets forth a true and
                                              ----
     complete list of the names, titles, annual salaries and other compensation of all officers of the Company Group and all other employees of the Company Group whose annual base salary exceeds $75,000.

     Section 3.16.  Employee Benefit Plans.  (a) Schedule 3.16 identifies each
                                                          ----
     Employee Plan. Seller has made available to Buyer copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan.

          (b) No Company nor any ERISA Affiliate of any Company has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Closing Date, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under
     Section 4971 of the Code that in either case could become a liability of that Company or any Company Group Subsidiary or Buyer or any of its ERISA Affiliates after the Closing Date. No Employee Plan is a Multiemployer Plan or a Title IV Plan.

          (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Sellers, there has been no event since the date of such determination which would adversely affect such qualification; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under
     Section 501(a) of the Code and, to the knowledge of the Sellers, there has been no event since the date of such exemption which would adversely affect such exemption. The Sellers have provided Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (d)  Schedule 3.16 identifies each Benefit Arrangement.  The Sellers
                        ----
     have made available to Buyer copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities.

          (e) No member of the Company Group has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company Group, except as required to avoid excise tax under Section 4980B of the Code.

          (f) Except as would not reasonably be expected to have a Material Adverse Effect, all contributions, premiums or payments required to be made with respect to any Employee Plan have been made on or before their due date or accrued on the unaudited interim combined balance sheet as of January 31, 1998 of the Companies and the Company Group Subsidiaries and as a result, there are no underfunded amounts thereunder that have not been paid or accrued with respect to such Employee Plans. No Employee Plan is currently subject to an audit or other investigation by the Internal Revenue Service, the Department of Labor, the PBGC or any other governmental or regulatory authority. Except as would not reasonably be expected to have a Material Adverse Effect, no lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending and there are no facts or contemplated events which could be expected to give rise to any such lawsuit, claim or complaint with respect to any Employee Plan.

          Section 3.17.  Environmental Matters.  Except as disclosed on Schedule
     3.17 and except as to matters that would not reasonably be expected to have
     ----
     a Material Adverse Effect:

          (a) there has been no written environmental audit of any Property conducted within the past two years by the Sellers, or any member of the Company Group, which has not been made available to Buyer prior to the date hereof;

          (b) no written notice, request for information, order, complaint or penalty has been received, and there are no judicial, administrative or other actions, suits, investigations or proceedings pending or threatened which allege a violation of any Environmental Law, in each case relating to any member of the Company Group arising out of any Environmental Law;

          (c) each member of the Company Group has all environmental permits necessary for the operations of that member of the Company Group to comply with all applicable Environmental Laws and are in compliance with the terms of such permits and with all other applicable Environmental Laws; and

          (d) no member of the Company Group has discharged, disposed of or released any Hazardous Substances on or at any of the Properties, other than the discharge, disposal or release of Hazardous Substances commonly present at or used in the operation and maintenance of shopping centers in quantities commonly present at shopping centers and in compliance with Environmental Laws; and

          (e) no member of the Company Group owns or leases any property in New Jersey or Connecticut.

          Section 3.18. Compliance with Laws and Court Orders. Except as disclosed in Schedule 3.18, no member of the Company Group is in violation
                           ----
     of any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 3.19.  Rent Roll.  The rent roll attached hereto as Schedule

     3.19 identifying with respect to each tenant: the lease expiration date,
     ----
     percentage and breakpoint amount, current monthly rent, operating escalations, current past due amount, amount of security deposits is true, correct and accurate as of the date of such rent roll, except for any such inaccuracies which, individually or in the aggregate, would not be material with respect to the relevant Property.

          Section 3.20. Disclosure Schedules. (a) At Closing, the Sellers may revise the Schedules and Exhibit A to this Agreement by delivering revised Schedules or a revised Exhibit A to Buyer to reflect any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth herein or described thereon (but no such revision shall relieve the Sellers of liability hereunder for breach of a representation or warranty except as provided in Section 11.04(c) or modify
                                                              --------
     the representations and warranties for purposes of determining whether any condition to closing is satisfied). Buyer shall be reasonably satisfied with any changes to Exhibit A that are inconsistent with the representations, warranties and covenants contained herein and that would materially adversely affect Buyer. Any proposed revision to Exhibit A shall be provided to Buyer no later than five business days prior to Closing.

     (b) The parties acknowledge and agree that (i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer; (ii) the disclosure by the Sellers of any matter in the Schedules shall not be deemed to constitute an acknowledgment by the Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material; and (iii) if any Schedule hereto discloses information that is or may be properly disclosed on another Schedule or Schedules, the matter shall be deemed to have been disclosed in such other Schedule or Schedules.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to the Sellers as of the date hereof and as of the Closing Date that:

          Section 4.01. Existence and Power. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the state of Delaware and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

          Section 4.02. Authorization. The execution, delivery and performance by Buyer of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement has been and the Escrow Agreement, upon the execution thereof, will be, duly executed and delivered by the Buyer. This Agreement constitutes and the Escrow Agreement, upon execution and delivery thereof by the parties thereto, will constitute, a valid and binding agreement of Buyer, enforceable against it in accordance with its terms.

          Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official.

          Section 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational documents of Buyer, (ii) assuming compliance with the matters referred to in Section 4.03, violate any
                                                        ----
     applicable law, rule, regulation, judgment, injunction, order or decree,
     (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer.

          Section 4.05. Financing. Buyer has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make timely payment of the Preliminary Purchase Price and any other amounts to be paid by it hereunder.

          Section 4.06. Purchase for Investment. Buyer is purchasing the Shares and the Notes, in the event of a Note Election, for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Notes, in the event of a Note Election, and is capable of bearing the economic risks of such investment.

          Section 4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

          Section 4.08. Brokers and Finders. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

          Section 4.09. Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Company Group as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the Escrow Agreement. Buyer acknowledges that the Sellers have given Buyer complete and open access to the key employees, documents and Properties of the Company Group. Buyer agrees to accept the Shares and the Properties in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Sellers, except as expressly set forth in this Agreement. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE ASSETS OF THE COMPANY GROUP OR OF THE PROPERTIES. Without limiting the generality of the foregoing, Buyer agrees by acquiring the Shares, that it is accepting the Properties in their financial, physical and environmental condition existing on the Closing Date. Further, without limiting the generality of the foregoing, Buyer acknowledges that the Sellers are not bound by and have no responsibility for any expressed or implied warranties, statements or representations made or furnished by any investment banker, broker, agent, employee or other person representing or purporting to represent the Sellers, unless such warranties, statements or representations are expressly set forth herein. Further, without limiting the generality of the foregoing, Buyer acknowledges that, except as expressly set forth in this Agreement, the Sellers make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any member of the Company Group or the future business and operations of any member of the Company Group, (ii) any information or documents made available to Buyer or its advisors concerning the financial, physical or environmental condition of the Properties, the use to which the Properties may be put, the expenses of operation or maintenance of the Properties, the rental income or prospective rental income of the Properties, or anything else related to the Properties, or (iii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to any member of the Company Group or their respective businesses or operations, except as expressly set forth in this Agreement. Nothing contained in this Section shall be deemed to limit the representations, warranties and covenants expressly contained in this Agreement.


                                   ARTICLE 5

                           COVENANTS OF THE SELLERS

          The Sellers agree that:

          Section 5.01. Conduct of the Company Group. (a) Except in connection with the Restructuring, from the date hereof until the Closing Date, the Sellers shall cause each member of the Company Group to conduct its businesses in the ordinary course consistent with past practices and to use commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as disclosed on Schedule 5.01 and except in connection with the
                                     ----
     Restructuring, the Sellers will not permit any member of the Company Group to:

               (i) adopt or propose any change in its certificate of incorporation, bylaws or other organizational documents;

               (ii) merge or consolidate with any other Person or acquire the business or operations of any other Person;

               (iii) sell or otherwise dispose of the Properties or any material portion thereof;

               (iv) sell or otherwise dispose of any material assets or property (other than the Properties) except (A) pursuant to existing contracts or commitments that are listed on the Schedules hereto or
          (B) otherwise in the ordinary course consistent with past practices;
          or

               (v) make any material alterations to the Properties other than in connection with and in accordance with the development or improvement programs described on Schedule 5.01(a)(v) hereto; or
                                                     ----------

               (vi)  agree or commit to do any of the foregoing.

     Except for actions taken in connection with the Restructuring and except for the transactions contemplated hereby, the Sellers will not take, and will not permit any member of the Company Group to take, any action that would make any representation or warranty of the Sellers hereunder inaccurate in any material respect at the Closing Date.

          (b) Notwithstanding anything to the contrary contained herein, or in any budget with respect to any Property, subject to the requirements of
     Section 2.07, none of the Sellers nor any member of the Company Group will
             ----
     be required to make any repairs, replacements or improvements for existing conditions at any Property disclosed in any engineering report or in any of other written information made available to Buyer on or prior to the date hereof during the period from the date hereof to the Closing Date. If any such repairs, replacements or improvements are made by any member of the Company Group because such repairs, replacements or improvements (i) are required under legally binding agreements, (ii) are necessary to preserve the value of, or prevent further deterioration to, the relevant Property or (iii) have been requested to be made by Buyer, then Buyer shall reimburse the Sellers at Closing for the actual cost of such repairs, replacements or improvements.

          Section 5.02. Tenant Leases. Notwithstanding anything to the contrary contained herein and except for actions taken in connection with the Restructuring and pursuant to Section 2.07, the Sellers agree that from
                                               ----
     the date hereof until the Closing Date:

          (a) Without Buyer's consent, Sellers will not, and will not permit any member of the Company Group to, terminate any Tenant Lease, except by reason of a material default by the tenant thereunder or as required thereunder or by applicable law. Buyer agrees that its consent under this paragraph shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if Buyer does not, within five business days after Buyer's receipt of a request for such consent, give notice to the Sellers stating that such consent is denied, the reasons for such denial and the conditions (if any) that would need to be complied with for such consent to be given (and if such conditions are complied with such consent shall be deemed given). Any Tenant Lease terminated by the Sellers or the Company Group pursuant to this paragraph shall be deemed deleted from the applicable Schedule 3.10; and
                         ----
          (b)  Except for entering into the pending Tenant Leases disclosed in
     Schedule 3.10 on the terms described therein, without Buyer's consent, the
              ----
     Sellers will not, and will not permit any member of the Company Group to, enter into any new Tenant Lease, for any Property. Buyer's consent under this paragraph shall not be unreasonably withheld, delayed or conditioned and shall be deemed given if Buyer does not, within five business days after Buyer's receipt of a request for such consent (which request shall include the identity of the proposed tenant, a summary of the proposed lease terms, including term, options to renew, options to cancel, rents, rent concessions, improvement allowances, improvement costs, etc., in reasonable detail and a statement of the amount of any brokerage commission payable with respect thereto) give notice to the Sellers stating that such consent is denied, the reasons for such denial and the conditions (if any) that would need to be complied with for such consent to be given (and if such conditions are complied with, such consent shall be deemed given). Any new lease made by the Sellers or the Company Group pursuant to this paragraph and any related real estate brokerage agreement shall be deemed added to the applicable Schedule 3.10.
                                                                ----

          Section 5.03.  Access to Properties and Information; Confidentiality.
     (a) From the date hereof until the Closing Date, the Sellers will (i) give, and will cause each member of the Company Group to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the Properties, offices, books and records of (and accounting work papers relating to) the Company Group and to the books and records of the Sellers relating to the Company Group, (ii) furnish, and will cause each member of the Company Group to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to any member of the Company Group as such persons may reasonably request and
     (iii) instruct the employees, counsel and financial advisors of the Sellers and any member of the Company Group to cooperate with Buyer in its investigation of any member of the Company Group, except, in each case, where compliance by the Sellers with these provisions would result in the violation of a confidentiality restriction with a third-party or would jeopardize the availability of the attorney-client privilege to any member of the Company Group. Any investigation pursuant to this Section 5.03
                                                                       ----
     shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Sellers or the Company Group and shall be limited to matters relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, Buyer shall not conduct any invasive tests or inspections or any tests for the presence of Hazardous Substances without the consent of the Sellers. Also, notwithstanding the foregoing, Buyer shall not have access to personnel records of the Company Group relating to individual performance or evaluation records, medical histories or other information which in the Sellers' good faith opinion is sensitive or the disclosure of which could subject the Company Group to risk of liability.

          (b) On and after the Closing Date, the Sellers will afford promptly to Buyer and its agents reasonable access to their books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with the performance of any of its obligations hereunder or in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to any member of the Company Group; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of the Sellers. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

          Section 5.04. Notices of Certain Events. The Sellers shall promptly notify Buyer of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced relating to the Seller or any member of the Company Group that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12.
                                        ----

          Section 5.05. Restructuring. The Sellers shall consummate the Restructuring at or prior to the Closing Date.

          Section 5.06. Resignations. The Sellers will deliver to Buyer at the Closing the resignations of all officers and directors of the members of the Company Group.

          Section 5.07. Estoppel Certificates. As soon as practicable after the date of this Agreement, the Sellers shall, or shall cause the members of the Company Group to, distribute to anchor tenants, any party to a COREA, any ground lessor, any other major contractors for Northridge Fashion Center and Regency Square Mall and each other individual tenant which under its lease occupies 5,000 or more square feet of floor area at the Properties under Tenant Leases to which any member of the Company Group is a party estoppel certificates, in Sellers' customary form, which shall be reasonably satisfactory to Buyer, and shall ask such parties to execute and return such estoppel certificates to the appropriate member of the Company Group prior to the Closing. The Sellers shall have no further obligation to obtain any such estoppel certificates, and the receipt of such estoppel certificates shall not be considered a condition to the closing of the transactions contemplated by this Agreement.

          If, prior to Closing, the Sellers receive any such estoppel certificates, the Sellers shall promptly deliver a copy of such estoppel certificates to Buyer. If the facts set forth in any estoppel certificate differ from those set forth in the Sellers' representations and warranties as set forth in this Agreement, then, after the Closing, the Sellers' representations and warranties shall be deemed amended to conform to the facts stated in such estoppel certificate.

          Section 5.08. Title Insurance and Surveys. Upon the written request of Buyer, the Sellers shall cooperate (including, without limitation, through the delivery by Sellers of customary documents to the Title Companies (as defined below)) with Buyer to cause the title insurance company that issued the Title Reports: Chicago Title Insurance Company, National Business Unit, Dollar, TX (or any other nationally recognized title company selected by Buyer and reasonably acceptable to Sellers) (the "TITLE COMPANIES") and the surveyors that issued the surveys (or other surveyors selected by Buyer) (the "SURVEYORS") to issue current title insurance policies as described in Section 10.02 and/or current surveys
                                                -----
     certified to Buyer. All costs for such current surveys, and all premiums for and costs related to title insurance obtained by Buyer shall be paid by Buyer.

          Section 5.09. Certain Accounts and Agreements. The Sellers shall cause all intercompany balances (other than the Receivables Amount) between Parent or its Affiliates (other than members of the Company Group), on the one hand, and members of the Company Group, on the other hand, to be paid in full on or prior to the Closing. The Sellers shall cause all contracts or agreements between any members of the Company Group, on the one hand, and any of the Sellers or their Affiliates (other than members of the Company Group), on the other hand, to be terminated on or prior to the Closing.


                                   ARTICLE 6

                               COVENANTS OF BUYER

          Buyer agrees that:

          Section 6.01. Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, lenders, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning any of the Sellers, the Companies or the Company Subsidiaries furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement (the "CONFIDENTIAL INFORMATION"), except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Sellers, the Companies or the Company Subsidiaries; provided that Buyer may disclose such Confidential Information to its officers, directors, employees, accountants, counsel, lenders, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat the Confidential Information confidentially by such persons. The obligation of Buyer and its Affiliates to hold Confidential Information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Sellers, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from the Sellers, the Companies or the Company Subsidiaries in connection with this Agreement that are subject to such confidence.

          Section 6.02. Access. Buyer will cause each member of the Company Group, on and after the Closing Date, to afford promptly to the Sellers and its agents reasonable access to (a) their properties, books, records (and accounting work papers relating to), employees and auditors to the extent necessary to permit the Sellers to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date or to the obligations of the Sellers pursuant to Section 2.07;
                                                                           ----
     provided that any such access by the Sellers shall not unreasonably interfere with the conduct of the business of Buyer and (b) the Properties subject to the provisions of Section 2.07 for the purposes of performing
                                          ----
     the obligations of the Sellers pursuant to Section 2.07.  The Sellers will
                                                        ----
     hold, and will direct their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning any member of the Company Group provided to it pursuant to this Section. Sellers shall be responsible for any failure to treat such documents and information confidentially by such persons. The obligation of Sellers and their respective Affiliates to hold such documents and information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

          Section 6.03. Trademarks; Tradenames. After the Closing, Buyer shall not permit any member of the Company Group to use any of the marks or names set forth on Schedule 6.03.
                           ----

                                   ARTICLE 7

                         COVENANTS OF BUYER AND SELLER

          Buyer and the Sellers agree that:

          Section 7.01. Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the Sellers and Buyer will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Sellers and Buyer agree, and the Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause each member of the Company Group, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

          Section 7.02. Certain Filings. The Sellers and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. The Sellers and Buyer shall provide to the other copies of any filings made pursuant to this Section
     7.02 with respect to this Agreement or the transactions contemplated
     ----
     hereby.

          Section 7.03. Public Announcements. To the extent practicable, the parties agree to consult with each other, before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          Section 7.04. Brokers. The Sellers shall pay the fees of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of them or any member of the Company Group who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Buyer shall pay the fees of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of it or its Affiliates who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 8

                                  TAX MATTERS

          Section 8.01. Tax Definitions. The following terms, as used herein, have the following meanings:

          "BASKET" means the amount at any time equal to (a) $100,000 plus the liabilities for Taxes, if any, provided for on the Closing Balance Sheet, minus (b) any reductions (in the aggregate) made pursuant to Section 8.06
                                                                          ----
     hereof.

          "CODE" means the United States Internal Revenue Code of 1986, as amended.

          "FEDERAL TAX" means any Tax imposed under Subtitle A of the Code.

          "FINAL DETERMINATION" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) with respect to any Tax attributable to an item disallowed or adjusted by a Taxing Authority, the payment of such Tax by the person responsible therefore under applicable law; provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

          "POST-CLOSING TAX PERIOD" means any Tax Period beginning after the close of business on the Closing Date and that portion of any Straddle Period (as defined below) beginning after the close of business on the Closing Date.

          "PRE-CLOSING TAX PERIOD" means any Tax Period ending on or before the close of business on the Closing Date and that portion of any Straddle Period ending on or before the close of business on the Closing Date.

          "SELLER GROUP" means, with respect to Federal Taxes, the affiliated groups of corporations (as defined in Section 1504(a) of the Code) of which any of the Companies or the Company Subsidiaries is a member and, with respect to state income or franchise Taxes, any of the consolidated, combined or unitary groups of which the Companies or the Company Subsidiaries is a member.

          "TAX" means any tax or similar charge, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY").

          "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

          "TAX PERIOD" means, in respect of a particular Tax, the taxable year or other period for which Tax is imposed.

          "TAX SHARING AGREEMENT" means the tax sharing agreement between the members of the Company Group currently in effect.

          Section 8.02. Tax Representations. The Sellers represent and warrant to Buyer as of the date hereof and as of the Closing Date that, except as set forth in the Base Balance Sheet (including the notes thereto) or on
     Schedule 8.02, (i) all material Tax returns, statements, reports and forms
              ----
     required to be filed with any Taxing Authority (collectively, the "RETURNS") on or before the Closing Date (taking into account any extension of time to file) by, or on behalf of, any Company or any Company Subsidiary have been filed or will be filed in accordance with all applicable laws;
     (ii) all such Returns are true, complete and correct in all material respects; (iii) all Taxes shown as due and payable on such Returns have been or will be paid prior to the Closing Date; (iv) there are no outstanding waivers extending the statutory period of limitations applicable to any Return required to be filed by any Company or any Company Subsidiary; (v) the charges, accruals and liabilities for Taxes with respect to the Companies and the Company Subsidiaries reflected on the Base Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (vi) there is no action, suit, proceeding, audit or claim by any Taxing Authority now pending (or to the Sellers' knowledge proposed) against or with respect to the Company or any Company Subsidiary; (vii) no deficiency for any Taxes has been assessed with respect to any Company or any Company Subsidiary that has not been abated, paid in full or contested;
     (viii) no consent has been filed relating to any member or prior member of the Seller Group pursuant to Section 341(f) of the Code; (ix) none of the Companies nor the Company Subsidiaries was a member of an affiliated group (as defined in Section 1504(a) of the Code) except for the affiliated group of which it is now a member; (x) with respect to state income or franchise taxes, no Company or Company Subsidiary has been a member of a consolidated, combined or unitary group other than the group comprising the group of which it is now a member (no member of which is not a member of the Seller Group); (xi) prior to the Closing, the Sellers shall have caused to be eliminated (a) any excess loss account which a member of the Company Group has in the stock of a Company Subsidiary and (b) any item of a member of the Company Group which arose as a result of an intercompany transaction or deferred intercompany transaction in a Pre-Closing Tax Period; and (xii) the combined earnings and profits of the Companies accumulated for all Tax Periods through and including the Tax Period ending at the close of business on the Closing Date (disregarding any Company having net negative accumulated earnings and profits) will be not more than $5,000,000 (reduced by any earnings and profits of a Company Subsidiary attributable to a Taxable Period in which such Company Subsidiary was not a member of the Company Group, whether or not such Company Subsidiary is a subsidiary of a Company having negative earnings and profits).

          Section 8.03. Tax Covenants. (a) Buyer covenants that it will not cause or permit any Company, any Company Subsidiary or any Affiliate of Buyer (i) to take any action on the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any tax liability of the Seller Group or any loss of the Sellers or the Seller Group under this Agreement (other than as provided in Section 2.03(c)),
                                                                   -------
     (ii) to make any election or deemed election under Section 338 of the Code (or any comparable election under state, local or foreign law), or (iii) to make or change any tax election, amend any Return or take any position on any Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of the Seller Group in respect of any Pre-Closing Tax Period; provided that the Sellers acknowledge that Buyer or its assignee's election to be taxed as a REIT pursuant to Subchapter M of the Code, and the Companies and the Company Subsidiaries' treatment as Qualified REIT Subsidiaries, shall not be such an action, or omission to act, which results in an increased Tax liability or reduction of any Tax Asset of a Pre-Closing Period. Buyer agrees that the Sellers will have no liability for any Tax resulting from any action, referred to in the preceding sentence, of any Company, Company Subsidiary, Buyer or any Affiliate of Buyer on the Closing Date, and agrees to indemnify and hold harmless the Sellers and their Affiliates against any such liability or reduction. The Sellers agree to give prompt notice to Buyer of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought under this Section 8.03(a). Buyer may participate
                                                -------
     in and assume the defense of any such suit, action or proceeding at its own expense. If Buyer assumes such defense, the Sellers shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by Buyer. Whether or not the Sellers choose to defend or prosecute any claim, the parties hereto shall cooperate in the defense or prosecution thereof.

          (b) Buyer shall promptly pay or cause to be paid to the Sellers all refunds of Taxes and interest thereon (to the extent in excess of the amount recorded in the Final Stockholders' Equity Amount) received by Buyer, any Affiliate of Buyer, any Company, or any Company Subsidiary attributable to Taxes imposed on the Sellers, any Company or any Company Subsidiary (or any predecessor or Affiliate of the Sellers) with respect to any Pre-Closing Tax Period. The Sellers shall be subrogated to any rights of Buyer, any Company or any Company Subsidiary against third parties with respect to Taxes paid by any Seller or for which the Sellers otherwise are responsible under this Article 8.
                                    -
          (c) All transfer, documentary, sales, use, stamp, registration and similar taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the Sellers and the Sellers will, at their own expense, file all necessary Returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Returns and other documentation.

          Section 8.04. Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements between any Company and any member of the Seller Group (including, without limitation, the Tax Sharing Agreement) shall be terminated as of the close of business on the Closing Date. After such date none of the Companies, the Company Subsidiaries, the Sellers nor any Affiliate of the Sellers shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to any Company or any Company Subsidiary for all Pre-Closing Tax Periods.

          Section 8.05. Tax Returns and Cooperation on Tax Matters. (a) Buyer and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance (including making its employees available on a mutually convenient basis) relating to the Companies and the Company Subsidiaries as is reasonably necessary for any determination with respect to Taxes, including the filing of any Return, the preparation for any audit, and the prosecution or defense of any claim, suit or proceeding relating to Taxes. Buyer and the Sellers agree to retain or cause to be retained all books and records pertinent to the Companies and the Company Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Buyer agrees to give the Sellers reasonable notice prior to discarding or destroying any such books and records relating to Tax matters and, if the Sellers so request, Buyer shall allow the Sellers to take possession of such books and records. Buyer and the Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving the Seller Group for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. Any information obtained pursuant to Section 8.05 shall be kept confidential, except as may
                                  ----
     be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

          (b) Buyer shall prepare and timely file or cause the Companies and the Company Subsidiaries to prepare and timely file all Returns relating to the Companies and any of the Company Subsidiaries that are due (taking into account any applicable extension period) after the Closing Date. Returns required to be filed by Buyer in respect of a Pre-Closing Period shall be prepared on a basis consistent with those prepared for prior tax years unless a different treatment of any item is required by an intervening change in law. Buyer shall furnish the Sellers (and their representatives) with a copy of any Return prepared by it for a Pre-Closing Period at least 20 business days before the anticipated filing date thereof and, in preparing such Return, shall accept any comments made by the Sellers with respect to any issue or item which could give rise to a claim for indemnification; provided that this sentence shall not apply in respect of any comments for which the Sellers do not provide Buyer, if so requested in writing to do so, with an opinion of counsel to the effect that there is a reasonable basis for the Sellers' comments.

          Section 8.06. Indemnification by Seller. (a) The Sellers hereby indemnify Buyer against and agree to hold it harmless from any (i) Tax imposed on any Company or any Company Subsidiary and (ii) out-of-pocket costs and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax indemnified under
     Section 8.06(a)(i), in each case with respect to any Pre-Closing Tax Period
             ----------
     and in each case incurred or suffered by Buyer, any of its Affiliates or, effective for any Post-Closing Tax Period, any Company, or any Company Subsidiary (the sum of 8.06(a)(i) and 8.06(a)(ii) being referred to as a
                            ----------     -----------
     "LOSS"); provided that the Sellers shall have no liability for the payment of any Loss attributable to or resulting from (i) any action described in
     Section 8.03(a) hereof relating to any breach by Buyer, or its Affiliates
             -------
     of an obligation under this Agreement, (ii) any transaction occurring after the close of business on the Closing Date or (iii) a reduction in any Tax Asset of any member of the Seller Group which would otherwise be available to the Buyer for a Post-Closing Tax Period; provided further, that the Sellers shall have no obligation to make any payment to Buyer pursuant to this Section 8.06(a) until the amount of all claims arising pursuant hereto
                  ----
     in the aggregate exceeds the Basket, in which case Buyer shall be entitled to indemnity for the full amount of all claims in excess of the Basket.

          (b) Any Taxes for a Tax Period beginning before the Closing Date and ending after the Closing Date (a "STRADDLE PERIOD") shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period on the basis of the actual operation of the Companies and the Company Subsidiaries. Each such Pre-Closing Tax Period and Post-Closing Tax Period shall be deemed to be a Tax Period subject to the provisions of Article 8.
                                                                             -
          (c) If as a result of an adjustment the Sellers make a payment to any Taxing Authority in respect of a Tax of any member of the Seller Group with respect to any Pre-Closing Tax Period, then Buyer shall promptly pay to the Sellers an amount equal to such payment made by the Sellers, provided, that any such payment by Buyer shall not exceed an amount equal to the positive balance, if any, in the Basket.

          (d) The Basket shall be reduced by (i) the amount of any claim of Buyer under Section 8.06(a) hereof that is not paid in whole or part by the
                         -------
     Sellers solely by reason of there being a positive balance in the Basket, and (ii) the amount of any payment of Buyer to the Sellers under Section 8.06(c) hereof.
     -------

          (e)  Any payment by the Sellers pursuant to this Section 8.06 shall be
                                                                   ----
     made not later than 30 business days after receipt by the Sellers of written notice from Buyer stating that any Loss has been paid by Buyer, any of its Affiliates or, effective upon the Closing, any Company or any Company Subsidiary and the amount thereof and of the indemnity payment requested; provided that the Sellers shall not be required to make any payment hereunder earlier than five days before it is due to the appropriate Taxing Authority. In the case of a Tax that is contested in accordance with the provisions of Section 8.06(f), payment of such Tax to
                                               -------
     the appropriate Taxing Authority shall not be considered due earlier than the date of Final Determination with respect to such Tax.

          (f) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 8.06 is asserted in writing against
                                            ----
     Buyer, any of its Affiliates or, effective upon the Closing, any Company or Company Subsidiary, Buyer shall notify the Sellers of such claim or demand within 10 business days of receipt thereof, or such earlier time that would allow the Sellers to timely respond to such claim or demand (but no failure to so notify Sellers shall preclude indemnification hereunder except to the extent Sellers were prejudiced by such failure), and shall give the Sellers such information with respect thereto as the Sellers may reasonably request. The Sellers may discharge, at any time, their indemnification obligation under this Section 8.06 by paying to Buyer the amount of the
                                   ----
     applicable Loss, calculated on the date of such payment. The Sellers may, at their own expense, participate in and, upon notice to Buyer, assume and control the defense of any such claim, suit, action, litigation or other proceeding (including any Tax audit, other than a claim under Section 8.06(i), in which event Sellers may, at their own expense, participate in the defense of such claim). Buyer shall empower by appropriate powers of attorney such persons as may be designated by the Sellers from time to time as its representatives in any such proceeding. If the Sellers assume such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Sellers. Whether or not the Sellers choose to defend or prosecute any claim, Buyer shall use reasonable efforts to mitigate any Loss and all of the parties hereto shall cooperate in the defense or prosecution thereof.

          (g)  The Sellers shall not be liable under this Section 8.06 for (i)
                                                                  ----
     any settlements effected, without the Sellers' prior written consent; provided that the Sellers have not affirmatively abandoned the contest of any such Tax or (ii) or resulting from any claim, suit, action, litigation or proceeding in which the Sellers were not permitted an opportunity to participate.

          (h) Any amount paid to or by the Sellers in respect of warranties or indemnities under this Agreement or the Related Agreements shall be treated as an adjustment to the Purchase Price.

          (i) Prior to the Closing, the Sellers shall cause KPMG Peat Marwick to prepare a report (which shall be reasonably acceptable to Buyer) setting forth the current and accumulated earnings and profits, if any, of the Company Group (the "E&P REPORT"). The cost of preparing the E&P Report shall be borne by the Sellers. As part of the Restructuring, the Sellers shall take such actions as are reasonably necessary to ensure that the combined earnings and profits of the Companies accumulated for all Tax Periods through and including the Tax Period ending at the close of business on the Closing Date (disregarding any Company having net negative accumulated earnings and profits) will be not more than $5,000,000 (reduced by any earnings and profits of a Company Subsidiary attributable to a Tax Period in which such Company Subsidiary was not a member of the Company Group, whether or not such Company Subsidiary is a subsidiary of a Company having negative earnings and profits). The Sellers hereby indemnify Buyer and General Growth Properties, Inc. ("GGPI"), which shall be a third party hereof notwithstanding Section 13.05, against any Taxes imposed on Buyer,
                                    -----
     GGPI, any Affiliates of GGPI or any Company or Company Subsidiary as a result of the combined earnings and profits of the Companies accumulated for all Tax Periods through and including the Tax Period ending at the close of business on the Closing Date (disregarding any Company having net negative accumulated earnings and profits) exceeding $5,000,000 (reduced by any earnings and profits of a Company Subsidiary attributable to a Tax Period in which such Company Subsidiary was not a member of the Company Group, whether or not such Company Subsidiary is a subsidiary of a Company having negative earnings and profits). In no event, however, shall the Sellers' liability under this Section 8.06(i) and Section 8.02(xii) exceed
                                           -------
     $25,000,000.

          (j)  This Article 8 shall be the sole provision governing Tax matters
                            -
     and indemnities therefor under this Agreement, except as and to the extent provided in Section 11.06.
                         -----

          Section 8.07. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article shall survive for thirty days following the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

          Section 8.08. Withholding. On or prior to Closing, the Sellers shall submit an application for a withholding tax certificate and shall provide Buyer with notice thereof, as provided for in Treasury regulation
     (S)1.1445-1(c)(2)(i)(b). Buyer shall withhold 10% of the Purchase Price allocated to the Shares hereunder, as paid from time to time, pursuant to
     Section 1445 of the Code and deposit such amount in an interest-bearing escrow account to be established by the Sellers and Buyer with a financial institution designated by the Sellers. On the 20th day following receipt of a final determination by the Internal Revenue Service with respect to the Seller's application for the withholding tax certificate, the amount of such escrow account shall be distributed as follows: (i) to the Internal Revenue Service, an amount equal to the amount set forth in such final determination; and (ii) to the Sellers, an amount equal to the balance of the escrow account (including any accrued interest) after the distribution provided for in (i) above.


                                   ARTICLE 9

                               Employee Benefits

          Section 9.01. Employment of Company Group Employees; Service Recognition. (a) Buyer or its Affiliates may, but shall not be obligated to, offer to employ any or all employees of the Company Group ("EMPLOYEES") on such terms as it deems advisable. The Sellers shall cause all Employees of the Company Group to be terminated immediately prior to the Closing Date.

          (b) Buyer and its Affiliates shall, with respect to Employees who are employed by Buyer or its Affiliates following Closing, recognize service with the Sellers, the Company Group and their Affiliates as service for all purposes under any benefit plan maintained by Buyer or its Affiliates in which such Employees are otherwise eligible to participate, except for purposes of benefit accrual under any defined benefit pension plan. Buyer and its Affiliates shall credit the dollar amount of all expenses incurred by such Employees and their respective eligible dependents during the applicable plan year in which occurs the Closing Date, to the extent relevant, for purposes of satisfying such plan year's deductible and co-payment limitations under any applicable plan in which such Employees participate after the Closing Date.

          (c)  Notwithstanding the foregoing, this Section 9.01 shall not apply
                                                           ----
     to any Employee included in a unit of employees covered by a collective bargaining agreement.

          Section 9.02. Stay Sell Agreement. (a) Notwithstanding any termination of an Employee pursuant to Section 9.01, Buyer shall assume,
                                                    ----
     and shall hold the Sellers and their Affiliates harmless from, all liability for "Severance Pay", within the meaning of the Stay Sell Agreements or any other severance plan or policy of any Company, with respect to any Employee who is employed by Buyer or its Affiliates in any capacity at any time during the period commencing on the 30th day after the Closing Date and ending on the second anniversary of the Closing Date (a "RETAINED EMPLOYEE"). On or prior to the 30th day after the Closing Date, Buyer shall provide Parent with a written list of those Employees covered by the Stay Sell Agreements who Buyer does not intend to treat as a Retained Employee.

          (b)  Except as provided in paragraph 9.02(a) of this Section, Parent
                                               -------
     or its Affiliate shall retain or assume, and shall hold Buyer and its Affiliates harmless from, all liabilities arising under the Stay Sell Agreements or any other severance plan or policy of any Company or any other member of the Company Group.

          Section 9.03. Annual Bonuses. The pro rata portion of each Retained Employee's annual bonus and vacation pay, if any, earned through the Closing Date for the calendar year in which the Closing Date occurs shall be calculated by the Sellers as soon as practicable after the Closing Date, and reflected as a liability on the Closing Balance Sheet.

          Section 9.04. No Third-Party Beneficiaries. The provisions of this Article shall not create any rights in any Employee or any other person who is not a party to this Agreement, and no such person shall have any rights as a third party beneficiary hereof.


                                   ARTICLE 10

                             Conditions to Closing

          Section 10.01. Conditions to Obligations of Buyer and Sellers. The obligations of Buyer and the Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

          (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained, except for any such actions or filings the failure to take, make or obtain would not reasonably be expected to have a Material Adverse Effect.

          (c) No termination of this Agreement by the Sellers or Buyer shall have occurred pursuant to any other provision hereof.

          Section 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) The Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of the Sellers contained in this Agreement (without regard to any materiality or Material Adverse Effect qualifications contained therein) shall be true at and as of the Closing Date, as if made at and as of such date, with only such exceptions as are related to or contemplated by the Restructuring or would not in the aggregate have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by a senior officer of each of the Sellers to the foregoing effect.

          (b) The Sellers shall have received all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03, in
                                                                     ----
     each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

          (c) The Restructuring shall have been consummated on or prior to the Closing.

          (d) The Title Companies shall be willing to issue to Buyer (or, at Buyer's option, the appropriate member of the Company Group), on and effective as of the Closing Date, a title insurance policy or policies (each a "TITLE POLICY") on the 1992 ALTA form owner's policy insuring Buyer (or, at Buyer's option, the appropriate member of the Company Group) as to title to each of the Properties as described in the Existing Title Reports and as to valid easement rights to any property covered by a party to a COREA (i) subject to no exclusions or exceptions other than Closing Permitted Liens, (ii) limiting the "rights of parties in possession" exception to "rights of tenants as tenants only" without options to purchase, and (iii) including comprehensive, zoning 3.1 (with parking), non-imputation, tax parcel, survey, contiguity, creditor's rights, access, fairway (Boulevard Mall only), and utility facility endorsements, to the extent available and appropriate. The aggregate amount of the Title Policies shall be equal to the Preliminary Purchase Price. For purposes hereof, "CLOSING PERMITTED LIENS" means:

               (i) any and all Ground Leases, Tenant Leases, COREAs, Management Agreements, Brokerage Agreements, Construction Agreements and Service Agreements relating to such Property;

               (ii) Liens relating to such Property disclosed or reflected in or on the relevant Existing Title Reports or the relevant Existing Surveys (other than Tenant Leases that have expired or been terminated, Liens for taxes, assessments and similar charges and Liens that relate to Indebtedness that has been satisfied);

               (iii) Liens with respect to such Property disclosed or reflected on the Balance Sheet, the Closing Balance Sheet or notes to either or securing liabilities reflected on the Balance Sheet or notes to either and not satisfied, released or otherwise terminated subsequent to the date of the Balance Sheet;

               (iv) Liens with respect to such Property for taxes, assessments and similar charges that are not yet due or are being contested in good faith;

               (v) mechanic's, materialman's, carrier's, repairer's and other similar third-party Liens with respect to such Property arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith or that are the obligation of any party (other than a member of the Company Group) under any COREA, any tenant under any Tenant Lease or any manager or other party (other than a member of the Company Group) under any Management Agreement, Service Agreement, Construction Contract or other contract or agreement to pay, bond or remove;

               (vi) third party Liens with respect to such Property incurred since the Balance Sheet Date and described on Schedule 3.10(b); or
                                                                 -------

               (vii) other Liens with respect to such Property which, individually or in the aggregate, would not reasonably be expected to materially restrict the current use of such Property or materially impair the value of such Property.

          (e) Buyer shall have received all documents it may reasonably request relating to the existence of the Sellers, the members of the Company Group and the authority of the Sellers for this Agreement, all in form and substance reasonably satisfactory to Buyer.

          (f) Buyer shall have received an opinion of counsel to the Sellers in form reasonably acceptable to Buyer.

          Section 10.03. Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) the Sellers shall have received a certificate signed by a senior officer of Buyer to the foregoing effect.

          (b) Buyer shall have received all consents, authorizations or approvals, including those from governmental agencies referred to in
     Section 4.03, in each case in form and substance reasonably satisfactory to
             ----
     the Sellers, and no such consent, authorization or approval shall have been revoked.

          (c) The Sellers shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Sellers.

          (d)  The Buyer shall have deposited with the Escrow Agent the Deposit.

          (e) The Sellers shall have received an opinion of counsel to the Buyer in form reasonably acceptable to Sellers.


                                   ARTICLE 11

                           Survival; Indemnification

          Section 11.01. Survival. Unless otherwise provided herein, the covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall survive the Closing until June 1, 1999 (the "EXPIRATION DATE"); provided that the covenants, agreements, representations and warranties contained in (i) Section 2.07 and Article 8
                                                             ----             -
     shall survive for the periods set forth therein and; (ii) Sections 2.04,
                                                                        ----
     2.05, 3.01 - 3.06, 4.01 - 4.04, 4.09, 5.03(b), 5.05, 5.09, 6.02, 6.03,
     ----  ----   ----  ----   ----  ----  -------  ----  ----  ----  ----
     7.01, 7.03, 7.04, 9.02, 9.03, 9.04,  and Articles 11 and 13 shall survive
     ----  ----  ----  ----  ----  ----                --     --
     indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

          Section 11.02. Indemnification. (a) From and after Closing, the Sellers hereby indemnify Buyer and its Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer, the members of the Company Group or any of their Affiliates (i) arising out of any misrepresentation or breach of representation or warranty, in each case made by any of the Sellers pursuant to this Agreement (without regard to any materiality or Material Adverse Effect qualifications contained in any representation or warranty other than Section 3.07) and which survives the
                                                   ----
     Closing (other than Article 8), (ii) arising out of any breach of any
                                 -
     covenant or agreement made or to be performed by any of the Sellers pursuant to this Agreement and which survives the Closing (other than
     Article 8), (iii) arising out of any Excluded Asset or Excluded Liability,
             -
     (iv) arising out of any mechanic's, materialman's, carrier's, repairer's and other similar Liens with respect to any Property to the extent such Liens result from landlord's acts (or the acts of those acting by, through or under landlord) taken prior to Closing or relating to acts of tenants (or those acting by, through or under them), which tenants, are not in possession of the leased premises to which the Lien relates or have filed for bankruptcy, in each case as of the Closing Date, or (v) arising out of any obligation of a member of the Company Group under the Related Agreements; provided that the Sellers shall not be liable under 11.02(a)(i)
                                                                     -----------
     unless the aggregate amount of Damages with respect to all matters referred to in Section 11.02(a)(i) exceeds $8,000,000 and then only to the extent of
                   -----------
     such excess and the Sellers' maximum aggregate
     liability under Section 11.02(a)(i) shall not exceed $50,000,000. Parent
                             -----------
     shall be entitled to receive and retain any amount, and Buyer shall pay to Parent any amount it shall receive which is payable to Parent or to any member of the Company Group under any of the Related Agreements.

          (b) From and after Closing, the Sellers hereby indemnify Buyer and its Affiliates against and agree to hold each of them harmless from any and all Damages, in excess of the reserve established therefor on the Closing Balance Sheet, incurred or suffered by Buyer, the members of the Company Group or any of their Affiliates arising out any of the litigation matters scheduled on Schedule 11.02(b) hereof. The parties agree that (i) the
                           --------
     reserve to be established on the Closing Balance Sheet in respect of such litigation matters shall be $40,000 and (ii) Buyer and its Affiliates shall undertake the defense of the same. Buyer and its Affiliates may not make any compromise or settlement, or consent to the entry of judgment, in any such litigation matter without the prior written consent of Parent, which shall not be unreasonably withheld.

          (c) From and after Closing, Buyer hereby indemnifies the Sellers and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Sellers or any of their Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement and which survives the Closing (other than pursuant to Article
     8); provided that (i) Buyer shall not be liable under this Section 11.02(c)
     -                                                                  --------
     unless the aggregate amount of Damages with respect to all matters referred to in this Section 11.02(c) exceeds $8,000,000 and then only to the extent
                        --------
     of such excess and (ii) Buyer's maximum aggregate liability under this
     Section 11.02(c) shall not exceed $50,000,000.
             --------

          Section 11.03. Procedures. (a) The party seeking indemnification under Section 11.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice
                   -----
     to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding ("CLAIM") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

          (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM") and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel (who shall be reasonably acceptable to the Indemnified Party) for such defense, in each case at its expense.

          (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim or consenting to entry of any judgment and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party, except that if the Indemnifying Party has a conflict of interest with respect to any Third Party Claim, the Indemnifying Party shall pay the fees and expenses of such separate counsel for the Indemnified Party.

          (d) If the Indemnifying Party shall fail to timely undertake the defense of any Third Party Claim in accordance with the provisions of this Section and notify the Indemnified Party thereof, the Indemnified Party may, but shall not be obligated to, undertake the defense of the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party, including without limitation reasonable attorneys' and expert's fees (but the Indemnified Party shall not have the right to make any compromise or settlement of, or consent to the entry of judgment in, any such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld).

          (e) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          Section 11.04.  Calculation of Damages.  (a) The amount of any Damages
     payable under Section 11.02 by the Indemnifying Party shall be net of   any
                           -----
     amounts recovered or recoverable by the Indemnified Party under applicable insurance policies.

          (b)  The Indemnifying Party shall not be liable under Section 11.02
                                                                        -----
     for any (i) Damages relating to any matter to the extent that (A) there is included in the Closing Balance Sheet a specific liability or reserve relating to such matter or (B) the Indemnified Party had otherwise been compensated for such matter pursuant to the Purchase Price adjustment under
     Section 2.05 or (ii) consequential or punitive Damages.  Any calculation of
             ----
     lost profits shall not include a capitalization rate or other earnings multiplier.

          (c) Notwithstanding any other provision of this Agreement to the contrary, if on the Closing Date the Indemnified Party has actual knowledge of any information that would cause one or more of the representations and warranties made by the Indemnifying Party to be inaccurate as of the date made (other than those contained in Section 8.02(viii) and (xi), the
                                                 ----
     Indemnified Party shall have no right or remedy after the Closing with respect to such inaccuracy to the extent of the Indemnified Party's actual knowledge thereof and shall be deemed to have waived its rights to indemnification in respect thereof.

          Section 11.05. Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 11.02 and the Indemnified Party could have recovered
                         -----
     all or a part of such Damages from a third party (a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment; provided that the Indemnified Party shall not be required to assign any right to proceed against a Potential Contributor if the Indemnified Party determines in its reasonable discretion that such assignment would be materially detrimental to its reputation or future business prospects.

          Section 11.06. Exclusivity. Except as specifically set forth in this Agreement, Buyer waives any rights and claims Buyer may have against the Sellers, whether in law or in equity, relating to any of the Companies or the Shares or the transactions contemplated hereby (other than claims for fraud). The rights and claims waived by Buyer include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty (other than claims for breach of this Agreement or representations or warranties expressly set forth in this Agreement). After the Closing, Sections 8.06 and 11.02 will provide the exclusive
                                 ----     -----
     remedy (other than equitable remedies and other than a claim at law for breach of representation, warranty, or covenant contained in Section 8.02(viii), 8.02(xi), 8.03, 8.04, 8.05 or 8.08) for any misrepresentation,
     ----        ----      ----  ----  ----    ----
     breach of warranty, covenant or other
     agreement (other than those contained in Sections 2.05 and 2.07) or other
                                                       ----     ----
     claim arising out of this Agreement or the transactions contemplated hereby.


                                   ARTICLE 12

                                  Termination

          Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

               (a)  by mutual written agreement of the Sellers and Buyer;

               (b) by Buyer, if on or before 5:00 p.m. New York City time on April 20, 1998 (the "EFFECTIVE DATE") Buyer is not reasonably satisfied with the disclosure schedules and Exhibit A attached hereto.

               (c) by either the Sellers or Buyer if the Closing shall not have been consummated on or before June 30, 1998; or

               (d) by either the Sellers or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     The party desiring to terminate this Agreement pursuant to Sections 12.01(b), 12.01(c) or 12.01(d) shall give notice of such termination to the
     --------  --------    --------
     other party.

          Section 12.02. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01; such termination shall be without
                                        -----
     liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a material covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or material agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 2.06, 6.01, 7.03, 7.04, 9.04, 13.03, 13.06, 13.07,
                            ----  ----  ----  ----  ----  -----  -----  -----
     13.08, 13.09, 13.15 and 13.16 shall survive any termination hereof pursuant
     -----  -----  -----     -----
     to Section 12.01.
                -----


                                   ARTICLE 13

                                 Miscellaneous

          Section 13.01. Notices. All notices, requests, responses and other communications required or permitted hereunder shall be in writing (including facsimile transmission), signed by the party giving the same or by its attorneys, and shall be given:

          (a)  if to the Sellers:
               MEPC plc
               Nations House
               103 Wigmore Street
               London, W1H 9AB
               England
               Attention:   James Dundas
                            Finance Director

               Fax number:  011-44-171-499-0643


               MEPC North American Properties Limited
               Nations House
               103 Wigmore Street
               London, W1H 9AB
               England
               Attention:   James Dundas
               Fax number:  011-44-171-499-0643

               U.K.American Holdings Limited
               c/o MEPC plc
               Nations House
               103 Wigmore Street
               London, W1H 9AB
               England
               Attention:   James Dundas
               Fax number:  011-44-171-499-0643

               with copies to:

               MEPC Management Inc.
               15303 Dallas Parkway
               Suite 400, LB5
               Dallas, TX 75248
               Attention:   David L. Gruber
                            President
               Fax number:  972-980-5092

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Attention:   David J. Strupp, Esq.
               Fax number:  212-450-4800

          (b)  if to Buyer:
               General Growth Properties, Inc.
               110 North Wacker Drive
               Chicago IL 60606
               Attention:   Matthew Bucksbaum
               Fax Number:  312-551-5475

               with copy to:
               Neal, Gerber & Eisenberg
               Two North LaSalle Street, Suite 2200
               Chicago, IL 60602
               Attention:   Marshall E. Eisenberg
               Fax Number:  312-269-1747

     or at such other address or copy address as may be designated by a notice of change of address given in accordance herewith. Each notice, request, response or other communication shall be deemed to have been given and to be effective upon being (i) personally delivered with receipt for delivery,
     (ii) deposited with a nationally recognized overnight express delivery service for next business day delivery with receipt for delivery, (iii) sent by facsimile transmission with confirmation of delivery, or (iv) deposited in the United States mail, postage prepaid, registered or certified with return receipt requested, to the addressee at its address set forth above or in a change of address notice given in accordance herewith. The time period in which a response to any such notice, request or other communication must be given shall commence on the date of receipt thereof or deemed receipt thereof as provided below. Personal delivery to a party or any officer, partner or employee of such party at its address set forth above or in a change of address notice given in accordance herewith shall be deemed given and received at the time delivered. Rejection or other refusal shall also be deemed receipt.

          Section 13.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 13.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement or the transactions contemplated hereby, other than accounting fees and expenses payable under Section 2.04(c) and costs of obtaining additional title
                           -------
     insurance policies and surveys payable under Section 5.08, shall be paid by
                                                          ----
     the party incurring such cost or expense.

          Section 13.04.  Successors and Assigns.  Subject to Section 2.04 the
                                                                      ----
     provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may assign its rights hereunder to any wholly-owned subsidiary of Buyer without the consent of Sellers, in which case Buyer will not be relieved of any of its obligations hereunder.

          Section 13.05. Third-Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns; and none of the provisions of this Agreement is intended to or shall be construed as conferring any rights upon any person other than the parties hereto and their successors and permitted assigns.

          Section 13.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such State which might cause the laws of any other jurisdiction to govern this Agreement.

          Section 13.07. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be
                                                             -----
     deemed effective service of process on such party.

          Section 13.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 13.09. Attorneys' Fees. In the event of any suit, action or proceeding relating to this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and disbursements as a part of its judgment. Any amounts owing hereunder which are not paid when due shall bear interest at the Rate.

          Section 13.10. No Recording. Neither this Agreement nor any memorandum or other document referring to this Agreement shall be recorded. Any such recording shall be void and of no force or effect.

          Section 13.11. Entire Agreement. This Agreement and the Closing Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, representations and statements of any kind whatsoever, both oral and written, between the parties or their representatives with respect to the subject matter of this Agreement.

          Section 13.12. Invalid Provisions. If any provision of this Agreement or the application of any provision of this Agreement to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such provision to any other persons or circumstances shall not be affected thereby, and this Agreement and each of the provisions hereof shall be valid and enforceable to the fullest extent permitted by law.

          Section 13.13. Counterparts. This Agreement may be signed in any number of counterparts; the signatures on each counterpart shall be deemed to be on the same instrument; each of such counterparts shall be deemed to be an original; all of such counterparts shall be deemed to be a single instrument; and signatures on any counterpart delivered by facsimile transmission shall have the same effect as the original signatures.

          Section 13.14. Binding Effect. This Agreement shall not be a binding obligation of the Sellers until it has been fully executed by Buyer and the Sellers, the Sellers have delivered a fully executed counterpart hereof to Buyer, and the Sellers have received the proceeds of the Deposit.

          Section 13.15. Specific Performance. The Sellers acknowledge that a failure by the Sellers to close the transactions contemplated by this Agreement in violation of this Agreement will irreparably harm Buyer and that money damages may not be adequate and, accordingly, that Buyer shall, in addition to other available remedies, be entitled to specific performance in the event of the failure of the Sellers to close the transactions contemplated by this Agreement in violation of this Agreement.

          Section 13.16. Joint and Several Liability. Each of the Sellers shall be jointly and severally liable for the obligations, representations, warranties and covenants of one or more of the Sellers hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                   SELLERS:

                                       MEPC PLC

                                       By: /s/ James Dundas
                                           --------------------------------
                                       Name:  James Dundas
                                       Title:   Director

                                       By: /s/ David S. Gruber
                                           --------------------------------
                                       Name: David S. Gruber
                                       Title:   Director


                                       MEPC NORTH AMERICAN PROPERTIES LIMITED

                                       By: /s/ James Dundas
                                           --------------------------------
                                       Name:  James Dundas
                                       Title:    Director

                                       By: /s/ David S. Gruber
                                           --------------------------------
                                       Name: David S. Gruber
                                       Title:   Director


                                       U.K.-AMERICAN HOLDINGS LIMITED

                                       By: /s/ James Dundas
                                           --------------------------------
                                       Name:  James Dundas
                                       Title:    Director

                                       By: /s/ David S. Gruber
                                           --------------------------------
                                       Name: David S. Gruber
                                       Title:   Director


                                       BUYER:

                                       GGP LIMITED PARTNERSHIP

                                       By: General Growth Properties,
                                       Inc.,
                                       its General Partner

                                       By: /s/ Matthew Bucksbaum
                                           --------------------------------
                                       Name:  Matthew Bucksbaum
                                       Title: Chairman of the Board of Directors